Exhibit 4.3
RAILAMERICA, INC.,
as Company,
GUARANTORS NAMED HEREIN,
as Guarantors,
and
U.S. BANK NATIONAL ASSOCIATION,
as Trustee and Notes Collateral Agent
INDENTURE
Dated as of June 23, 2009

9.25% Senior Secured Notes due 2017

RailAmerica, Inc.*
Reconciliation and tie between Trust Indenture Act
of 1939 and Indenture, dated as of June 23, 2009

Trust Indenture
Act Section	Indenture Section
§ 310 (a)(1)	608
(a)(2)	608
(a)(5)	608
(b)	609
§ 312 (a)	701
(b)	702
(c)	702
§ 313 (a)	703
(b)(1)	1402
(b)(2)	1402
(c)(1)	703
(c)(2)	703
§ 314 (a)	102, 105, 106, 1009
(a)(4)	1008
(b)	1402
(c)(1)	102
(c)(2)	102
(c)(3)	N/A
(d)	1402
(e)	102
(f)	N/A
§ 315 (a)	601
(b)	106, 602
(c)	601
(d)	601
(e)	603
§ 316 (a)(last sentence)	101 (“Outstanding”)
(a)(1)(A)	502, 512
(a)(1)(B)	513
(b)	508
(c)	104(d)
§ 317 (a)(1)	503
(a)(2)	504
(b)	1003
§ 318 (a)	111

*	This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

TABLE OF CONTENTS1

[1]	This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

-i-

-ii-

-iii-

-iv-

EXHIBITS
EXHIBIT A – Form of Note
EXHIBIT B – Form of Certificate of Transfer
EXHIBIT C – Form of Certificate of Exchange
EXHIBIT D – Form of Certificate from Acquiring Institutional Investor
EXHIBIT E – Form of Supplemental Indenture
EXHIBIT F – Form of Incumbency Certificate
EXHIBIT G – Form of Mortgage

-v-

          INDENTURE, dated as of June 23, 2009 (this “Indenture”), among RAILAMERICA, INC., a Delaware corporation (the “Company”), having its principal office at 7411 Fullerton Street, Suite 300, Jacksonville, Florida 32256, and certain of the Company’s direct and indirect Domestic Subsidiaries, each named in the signature pages hereto (each, a “Guarantor” and, collectively, the “Guarantors”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Notes Collateral Agent”).
RECITALS OF THE COMPANY
          The Company has duly authorized the creation of an issue of 9.25% Senior Secured Notes due 2017 issued on the date hereof (the “Initial Notes”) and (ii) if and when issued pursuant to the Registration Rights Agreement, dated the date hereof, among the Company, the Guarantors and the Initial Purchasers (as defined therein), 9.25% Senior Secured Exchange Notes due 2017 issued in an Exchange Offer in exchange for any Initial Notes (the “Exchange Notes”, and collectively with the Initial Notes, the “Notes”), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture. As used herein, “Notes” shall include any Additional Notes that are issued pursuant to this Indenture unless the context otherwise requires.
          Each Guarantor has duly authorized its Guarantee of the Initial Notes, and if and when issued, the Exchange Notes and to provide therefor each Guarantor has duly authorized the execution and delivery of this Indenture. Upon the issuance of the Exchange Notes, if any, or the effectiveness of a Shelf Registration Statement, this Indenture shall be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.
          All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid and legally binding obligations of the Company and to make this Indenture a valid and legally binding agreement of the Company, in accordance with their and its terms.
          All things necessary have been done to make the Guarantees, upon execution and delivery of this Indenture, the valid obligations of each Guarantor and to make this Indenture a valid and legally binding agreement of each Guarantor, in accordance with their and its terms.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:
ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
          SECTION 101. Definitions.
          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;
          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms “cash transaction” and “self-liquidating paper,” as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as herein defined);
          (d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
          (e) “or” is not exclusive;
          (f) “including” means including without limitation;
     (g) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;
     (h) secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral; and
     (i) Indebtedness that is not guaranteed shall not be deemed to be subordinate or junior to Indebtedness that is guaranteed merely because of such guarantee.
          “144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
          “ABL Agent” means Citicorp North America, Inc., in its capacity as Administrative Agent, and any of its successors or assigns.
          “ABL Collateral” has the meaning assigned to such term in the Intercreditor Agreement.
          “ABL Secured Parties” means the ABL Agent and holders of Lenders Debt secured by ABL Collateral.
          “Acquired Indebtedness” means, with respect to any specified Person,
     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and
     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
          “Act,” when used with respect to any Holder, has the meaning specified in Section 104 of this Indenture.
          “Additional Notes” has the meaning set forth in Section 316.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

          “Affiliate Transaction” has the meaning specified in Section 1013 of this Indenture.
          “After-Acquired Property” means any property of the Company, any Guarantor or any Foreign Subsidiary described in clause (ii) of the definition thereof acquired after the Issue Date that is intended to secure the Obligations under this Indenture and the Notes pursuant to this Indenture and the Security Documents.
          “Agent” means any Note Registrar, co-registrar, Paying Agent or additional paying agent.
          “Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:
          (1) 1.0% of the principal amount of the Note; or
          (2) the excess, if any, of:
     (a) the present value at such Redemption Date of (i) the redemption price of the Note at July 1, 2013 (such redemption price being set forth in the table appearing in Section 1101), plus (ii) all required interest payments due on the Note through July 1, 2013 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over
     (b) the principal amount of the Note.
          “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
          “Asset Sale” means:
     (1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a sale and leaseback) of the Company, a Guarantor or any Restricted Subsidiary (each referred to in this definition as a “disposition”), or
     (2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than preferred stock of Restricted Subsidiaries issued in compliance with Section 1011), in each case, other than:
     (a) a disposition of Cash Equivalents or obsolete, damaged or worn out equipment in the ordinary course of business, a disposition of inventory or goods held for sale in the ordinary course of business or any disposition of any abandoned rail lines or property;
     (b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Article Eight or any disposition that constitutes a Change of Control pursuant to this Indenture;
     (c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 1010;
     (d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate Fair Market Value of less than $5.0 million;

     (e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;
     (f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, as amended, any exchange of like property (excluding any boot thereon) for use in a Similar Business;
     (g) the lease, assignment, sublease or license of any real or personal property in the ordinary course of business;
     (h) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (with the exception of Investments in Unrestricted Subsidiaries acquired pursuant to clause (j) of the definition of Permitted Investments);
     (i) foreclosures on assets;
     (j) (i) sales of accounts receivable, or participations therein, in connection with the Credit Agreement or any Receivables Facility and (ii) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof or in bankruptcy or similar proceeding;
     (k) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claim of any kind, in each case, in the ordinary course of business;
     (l) the creation of a Lien; and
     (m) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including, without limitation, sale leasebacks and asset securitizations permitted by this Indenture.
          “Asset Sale Offer” has the meaning specified in Section 1018 of this Indenture.
          “Asset Sale Proceeds Account” has the meaning ascribed to such term in the Security Agreement.
          “Authenticating Agent” has the meaning specified in Section 612 of this Indenture.
          “Bank Lenders” means the lenders or holders of Indebtedness issued under the Credit Agreement.
          “Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law for the relief of debtors.
          “Board of Directors” means, with respect to any Person, either the board of directors or managing members, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee of such board.
          “Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and, if required by this Indenture, delivered to the Trustee.
          “Borrowing Base” means, as of any date, an amount equal to 85% of the book value of the accounts receivable of the Company and the Restricted Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal quarter preceding such date for which internal financial statements are available.

          “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York or the city in which the Trustee’s principal office is located are authorized or obligated by law, regulation or executive order to close.
          “Capital Stock” means:
          (1) in the case of a corporation, corporate stock,
          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,
          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and
          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
          “Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.
          “Cash Equivalents” means:
     (1) United States dollars,
     (2) pounds sterling,
     (3) (a) euro, or any national currency of any participating member state in the European Union, (b) Canadian dollars, or (c) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business,
     (4) securities issued or directly and fully and unconditionally guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition,
     (5) certificates of deposit, time deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million,
     (6) repurchase obligations for underlying securities of the types described in clauses (4) and (5) above, entered into with any financial institution meeting the qualifications specified in clause (5) above,
     (7) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 12 months after the date of creation thereof,
     (8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above,
     (9) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof or any Province of Canada having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition, and
     (10) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition.
          Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) through (3) above; provided that such amounts are converted into any currency listed in clauses (1) through (3) above, as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.
     “Change of Control” means:
     (1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Stock representing 50% or more of the voting power of the total outstanding Voting Stock of the Company;
     (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company, as the case may be (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of the majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved (who cannot include persons not elected by or recommended for election by the then incumbent Board of Directors unless such Board of Directors determines reasonably and in good faith that failure to approve any such persons as members of the Board of Directors could reasonably be expected to violate a fiduciary duty under applicable law)), cease for any reason to constitute a majority of the Board of Directors of the Company;
     (3) (a) all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole, are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary or one or more Permitted Holders or (b) the Company consolidates or merges with or into another Person or any Person consolidates or merges with or into the Company, in either case under this clause (3), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Company, immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing a majority of the total voting power of the Voting Stock of the Company, or the applicable surviving or transferee Person, provided that this clause shall not apply (i) in the case where immediately after the consummation of the transactions Permitted Holders beneficially own Voting Stock representing in the aggregate a majority of the total voting power of the Company, or the applicable surviving or transferee Person or (ii) to a merger of the Company with or into (x) a corporation, limited liability company or partnership or (y) a wholly-owned subsidiary of a corporation, limited liability company or partnership that, in either case, immediately following the transaction or series of transactions, has no Person or group (other than Permitted Holders), which beneficially owns Voting Stock representing 50% or more of the voting power of the total outstanding Voting Stock of such entity and, in the case of clause (y), the parent of such wholly-owned subsidiary guarantees the Company’s obligations under the notes, this Indenture and the Security Documents; or
     (4) the Company shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Company.
     “Change of Control Offer” has the meaning specified in Section 1017 of this Indenture.

          “Change of Control Payment” has the meaning specified in Section 1017 of this Indenture.
          “Change of Control Payment Date” has the meaning specified in Section 1017 of this Indenture.
          “Clearstream” means Clearstream Banking, Société Anonyme, and its successors.
          “Collateral” means all the assets and properties subject to the Liens created by the Security Documents.
          “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
          “Common Stock” means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person’s common stock, whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all series and classes of such common stock.
          “Company” means the Person named as the “Company” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
          “Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.
          “consolidated” or “Consolidated” means, with respect to any Person, such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary.
          “Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including any amortization of deferred financing fees and amortization in relation to terminated Hedging Obligations, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
          “Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:
     (a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount resulting from the issuance of Indebtedness at less than par, non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133 — “Accounting for Derivative Instruments and Hedging Activities” and excluding non-cash interest expense attributable to the amortization of gains or losses resulting from the termination prior to or reasonably contemporaneously with the Issue Date of Hedging Obligations), the interest component of Capitalized Lease Obligations and net payments, if any, pursuant to interest rate Hedging Obligations, and excluding amortization of deferred financing fees and any expensing of bridge or other financing fees), and
     (b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, less
     (c) interest income for such period.

          “Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that:
     (1) any net after-tax extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including, without limitation, relating to severance, relocation and new product introductions) shall be excluded,
     (2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,
     (3) any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded,
     (4) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Board of Directors of the Company, shall be excluded,
     (5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,
     (6) solely for the purpose of determining the amount available for Restricted Payments under Section 1010(a)(4)(C), the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to such Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived, provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Company or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,
     (7) the effects of the adjustments resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Issue Date, net of taxes, shall be excluded,
     (8) any net after-tax income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,
     (9) any impairment charge or asset write-off pursuant to Financial Accounting Standards Board Statement No. 142 and No. 144 and the amortization of intangibles arising pursuant to No. 141 shall be excluded, and
     (10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options or other rights to officers, directors or employees shall be excluded.
          Notwithstanding the foregoing, for the purpose of Section 1010 only (other than clause (a)(4)(C)(4) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Company and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Company or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(4)(C)(4) thereof.
          “Consolidated Senior Secured Debt Ratio” means, as of any date of determination, the ratio of (1) the aggregate principal amount of Indebtedness of the Company and/or the Restricted Subsidiaries that is secured by any Lien to (2) the Company’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.
          “Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
          (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
          (2) to advance or supply funds:
     (A) for the purchase or payment of any such primary obligation, or
     (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or
     (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
          “Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at U.S. Bank National Association, 60 Livingston Avenue, St. Paul MN 55107, except that with respect to presentation of the Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.
          “corporation” includes corporations, associations, companies and business trusts.
          “Covenant Defeasance” has the meaning specified in Section 1303 of this Indenture.
          “Credit Agreement” means the Credit Agreement dated as of the Issue Date among the Company, the Guarantors, the various lenders and agents party thereto and Citicorp North America, Inc. as administrative agent, together with any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder, alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.
          “Credit Facilities” means, with respect to the Company, one or more debt facilities, including, without limitation, the Credit Agreement or commercial paper facilities with banks or other institutional lenders or investors or indentures providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against receivables, letters of credit or other long-term indebtedness, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.
          “Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
          “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
          “Defaulted Interest” has the meaning specified in Section 307 of this Indenture.
          “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 312 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
          “Depositary” means The Depository Trust Company (“DTC”), its nominees and their respective successors.
          “Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by a senior vice president or the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.
          “Designated Preferred Stock” means preferred stock of the Company or any parent thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Guarantor or a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate executed by a senior vice president or the principal financial officer of the Company or the applicable parent thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (a)(4)(C) of Section 1010.
          “Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
          “Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.
          “EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (without duplication):
     (a) provision for taxes based on income or profits, plus franchise or similar taxes, of such Person for such period deducted in computing Consolidated Net Income, plus

     (b) Consolidated Interest Expense (and other components of Fixed Charges to the extent changes in GAAP after the Issue Date result in such components reducing Consolidated Net Income) of such Person for such period to the extent the same was deducted in calculating such Consolidated Net Income, plus
     (c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, plus
     (d) any expenses or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or Indebtedness permitted to be incurred by this Indenture (whether or not successful), including such fees, expenses or charges related to the offering of the Notes and the Credit Facilities, and deducted in computing Consolidated Net Income, plus
     (e) the amount of any restructuring charge deducted in such period in computing Consolidated Net Income, including any one time costs incurred in connection with acquisitions after the Issue Date, plus
     (f) any other non cash charges reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus
     (g) the amount of any non-controlling interest expense deducted in calculating Consolidated Net Income (less the amount of any cash dividends paid to the holders of such minority interests), plus
     (h) any net loss (or minus any gain) resulting from currency exchange risk Hedging Obligations, plus
     (i) foreign exchange loss (or minus any gain) on debt, plus
     (j) the amount of management, monitoring, consulting and advisory fees and related expenses paid to Sponsor or any of its Affiliates, plus
     (k) expenses related to the implementation of enterprise resource planning system, less
     (l) non-cash items increasing Consolidated Net Income of such Person for such period, excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period.
          “EMU” means economic and monetary union as contemplated in the Treaty on European Union.
          “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
          “Equity Offering” means any public or private sale of Common Stock or preferred stock of the Company or any of its direct or indirect parents (excluding Disqualified Stock), other than
     (1) public offerings with respect to the Company’s or any direct or indirect parent’s Common Stock registered on Form S-8;
     (2) any such public or private sale that constitutes an Excluded Contribution; and
     (3) any sales to the Company or any of its Subsidiaries.
     “euro” means the single currency of participating member states of the EMU.

          “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.
          “Event of Default” has the meaning specified in Section 501 of this Indenture.
          “Excess Proceeds” has the meaning specified in Section 1018 of this Indenture.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Exchange Notes” has the meaning specified in the first recital of this Indenture. Unless the context otherwise requires, all references to the Exchange Notes shall include 9.25% Senior Secured Exchange Notes due 2017 issued in exchange for any Additional Notes.
          “Exchange Offer” means the Registered Exchange Offer as defined in the Registration Rights Agreement.
          “Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.
          “Exchanging Dealer” has the meaning set forth in the Registration Rights Agreement.
          “Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Company from:
     (a) contributions to its common equity capital, and
     (b) the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company,
in each case designated as Excluded Contributions pursuant to an Officers’ Certificate executed by a senior vice president or the principal financial officer of the Company on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in Section 1010(a)(4)(C).
          “Existing Indebtedness” means Indebtedness of the Company or the Restricted Subsidiaries in existence on the Issue Date, plus interest accruing thereon.
          “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the chief financial officer, chief accounting officer or controller of the Company or the Restricted Subsidiary with respect to valuations not in excess of $10 million or determined in good faith by the Board of Directors of the Company or the Restricted Subsidiary with respect to valuations equal to or in excess of $10 million, as applicable, which determination will be conclusive (unless otherwise provided in this Indenture).
          “Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than reductions in amounts outstanding under revolving facilities unless accompanied by a corresponding termination of commitment) or issues or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or preferred stock, as if the same had occurred at the beginning of the applicable four-quarter period.
          For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any Restricted Subsidiary thereof during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary thereof since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.
          For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions, regardless of whether these cost savings could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.
          “Fixed Charges” means, with respect to any Person for any period, the sum of
     (a) Consolidated Interest Expense,
     (b) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock (including any Designated Preferred Stock) or any Refunding Capital Stock of such Person, and
     (c) all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock.
          “Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is (i) a controlled foreign corporation within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended (a “CFC”) or (ii) organized in or under the laws of the United States, any state thereof or the District of Columbia and all of the material assets of such Restricted Subsidiary consist of stock in one or more CFCs.
          “Funding Guarantor” has the meaning specified in Section 1206 of this Indenture.
          “GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date. At any time after the Issue Date, the Company may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to

GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture); provided that any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Company shall give notice of any such election made in accordance with this definition to the Trustee and the Holders of Notes.
          “Global Note Legend” means the legend set forth in Section 203 hereof, which is required to be placed on all Global Notes issued under this Indenture.
          “Global Notes” means individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 201, 312(b)(3), 312(b)(4), 312(d)(2) or 312(f) hereof.
          “Government Securities” means securities that are:
     (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or
     (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.
          “guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.
          “Guarantee” means the guarantee by any Guarantor of the Company’s obligations under this Indenture.
          “Guarantors” means each Domestic Subsidiary that guarantees the Notes as of the Issue Date and any other Domestic Subsidiary of the Company that executes a supplemental indenture to this Indenture providing for a guarantee of payment of the Notes, in each case, until the Guarantee of such Person has been released in accordance with the provisions this Indenture; provided, however, that Domestic Subsidiaries that do not have Material Assets or Earnings shall not be Guarantors.
          “Hedging Obligations” means, with respect to any Person, the obligations of such Person under:
     (1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and
     (2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

          “Holder” means a holder of Notes.
          “IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will initially be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.
          “incur” has the meaning specified in Section 1011 of this Indenture.
          “incurrence” has the meaning specified in Section 1011 of this Indenture.
          “Indebtedness” means, with respect to any Person,
     (a) any indebtedness (including principal and premium) of such Person, whether or not contingent:
     (1) in respect of borrowed money;
     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof);
     (3) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or
     (4) representing any Hedging Obligations,
if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
     (b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person, other than by endorsement of negotiable instruments for collection in the ordinary course of business; and
     (c) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person;
provided, however, that Contingent Obligations shall be deemed not to constitute Indebtedness; and obligations under or in respect of Receivables Facilities shall not be deemed to constitute Indebtedness.
          “Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be part of and govern this instrument and any such supplemental indenture, respectively.
          “Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

          “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
          “Initial Lien” has the meaning specified in Section 1012 of this Indenture.
          “Initial Notes” has the meaning stated in the first recital of this Indenture.
          “Initial Purchasers” means Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Wachovia Capital Markets, LLC and Deutsche Bank Securities Inc.
          “Insolvency or Liquidation Proceeding” means:
     (a) any voluntary or involuntary case or proceeding under the Bankruptcy Law with respect to the Company or any Guarantor;
     (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Company or any Guarantor or with respect to a material portion of their respective assets;
     (c) any composition of liabilities or similar arrangement relating to the Company or any Guarantor, whether or not under a court’s jurisdiction or supervision;
     (d) any liquidation, dissolution, reorganization or winding up of the Company or any Guarantor, whether voluntary or involuntary, whether or not under a court’s jurisdiction or supervision, and whether or not involving insolvency or bankruptcy; or
     (e) any general assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company or any Guarantor.
          “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.
          “Intercreditor Agreement” means the intercreditor agreement dated as of the Issue Date among the ABL Agent, the Trustee, the Notes Collateral Agent, the Company and each Guarantor, as it may be amended from time to time in accordance with this Indenture.
          “Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.
          “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.
          “Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel, moving and similar advances to officers, directors and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 1010,
     (1) “Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:
     (x) the Company’s “Investment” in such Subsidiary at the time of such redesignation less
     (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and
     (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Company.
          “Issue Date” means June 23, 2009.
          “Junior Lien Priority” means, relative to specified Indebtedness, having a Lien priority junior to that of the Lien in favor of the Noteholders on specified Collateral and subject to the Intercreditor Agreement.
          “Legal Defeasance” has the meaning specified in Section 1302 of this Indenture.
          “Lenders Debt” means any (i) Indebtedness outstanding from time to time under the Credit Agreement, (ii) any Indebtedness which has a security interest in the ABL Collateral and (iii) all cash management Obligations and Hedging Obligations incurred with any Bank Lender (or their affiliates).
          “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.
          “Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.
          “Management Group” means at any time, the Chairman of the Board, any President, any Executive Vice President or Vice President, any Managing Director, any Treasurer and any Secretary or other executive officer of any of the Company, any direct or indirect parent of the Company or any Subsidiary of any such company at such time.
          “Material Assets or Earnings” means, with respect to all Domestic Subsidiaries, that they in the aggregate have $500,000 of total assets as of the end of the latest quarter for which internal financial statements are available or in the aggregate have $500,000 of operating revenue for the latest four quarter period for which internal financial statements are available.
          “Maturity,” when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.
          “Moody’s” means Moody’s Investors Service, Inc.
          “Mortgage” means an agreement, including, but not limited to, a mortgage, deed of trust or any other document, creating and evidencing a Lien on Mortgaged Property, which shall be substantially in the form of Exhibit G, in each case, with such schedules and including such provisions as shall be necessary to conform such document to applicable local law or as shall be customary under applicable local law.

          “Mortgaged Property” means (i) each real property designated as Mortgaged Property on Schedule II-B to the Purchase Agreement and (ii) each real property encumbered by a Mortgage delivered after the date hereof, if any, pursuant to Section 1020(b).
          “Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.
          “Net Proceeds” means the aggregate cash proceeds received by the Company, a Guarantor or any Restricted Subsidiary in respect of any Asset Sale, including, without limitation, any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness secured by a Lien permitted under this Indenture on assets that do not constitute Collateral required (other than required by clause (1) of the third paragraph of Section 1018(a)) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.
          “Non-U.S. Person” means a Person who is not a U.S. Person.
          “Note Register” and “Note Registrar” have the respective meanings specified in Section 305.
          “Noteholder Secured Parties” means the holders of the Notes from time to time, the Trustee, Notes Collateral Agent and any successor or transferee of any of the foregoing.
          “Notes” has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture. The Initial Notes, the Exchange Notes and the Additional Notes shall be treated as a single class for all purposes of this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes, any Additional Notes and the Exchange Notes issued in exchange for the Initial Notes and any Additional Notes.
          “Notes Collateral Agent” means U.S. Bank National Association, in its capacity as “Collateral Agent” under this Indenture and under the Security Documents, and any successor thereto in such capacity.
          “Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.
          “Offering Memorandum” means the Offering Memorandum dated June 17, 2009 relating to the Notes.
          “Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

          “Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company that meets the requirements set forth in this Indenture.
          “Opinion of Counsel” means, with respect to any Person, a written opinion reasonably acceptable to the Trustee from legal counsel. The counsel may be counsel for such Person, including an employee of such Person or any Subsidiary of such Person.
          “Other Pari Passu Lien Obligations” means any Additional Notes and any other Indebtedness having Pari Passu Lien Priority relative to the Notes with respect to the Collateral.
          “Outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:
     (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
     (ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;
     (iii) Notes, except to the extent provided in Sections 1302 and 1303, with respect to which the Company has effected Legal Defeasance and/or Covenant Defeasance as provided in Article Thirteen; and
     (iv) Notes which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.
          “Pari Passu Lien Priority” means, relative to specified Indebtedness, having a Lien priority equal to that of the Lien in favor of the Noteholders on specified Collateral and subject to the Intercreditor Agreement.
          “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
          “Paying Agent” means any Person (including the Company or any Guarantor of the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.
          “Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 1018.

          “Permitted Holders” means the collective reference to the Sponsor, its Affiliates and the Management Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.
          “Permitted Investments” means:
     (a) any Investment in the Company or any Restricted Subsidiary;
     (b) any Investment in cash and Cash Equivalents;
     (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if as a result of such Investment:
     (1) such Person becomes a Restricted Subsidiary, or
     (2) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;
     (d) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 1018, or any other disposition of assets not constituting an Asset Sale;
     (e) any Investment existing on the Issue Date;
     (f) advances to employees not in excess of $5.0 million outstanding at any one time, in the aggregate;
     (g) any Investment acquired by the Company or any Restricted Subsidiary
     (1) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Company of such other Investment or accounts receivable or
     (2) as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
     (h) Hedging Obligations permitted under Section 1011(b)(10);
     (i) loans to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;
     (j) any Investment in a Similar Business having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (j) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed the greater of (x) $50.0 million and (y) 3.0% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

     (k) Investments the payment for which consists of Equity Interests of the Company, or any of its direct or indirect parents (exclusive of Disqualified Stock); provided, however, that such Equity Interests shall not increase the amount available for Restricted Payments under Section 1010(a)(C);
     (l) guarantees of Indebtedness permitted under Section 1011;
     (m) any transaction to the extent it constitutes an investment that is permitted and made in accordance with Section 1013(b) (except transactions described in clauses (2), (6), (7) and (11) thereof);
     (n) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;
     (o) additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (o) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed the greater of (x) $25.0 million and (y) 2.0% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
     (p) repurchases of the notes;
     (q) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;
     (r) any Investment in a Person (other than the Company or a Restricted Subsidiary) pursuant to the terms of any agreements in effect on the Issue Date and any Investment that replaces, refinances or refunds an existing Investment; provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded (after giving effect to write-downs or write-offs with respect to such Investment), and is made in the same Person as the Investment replaced, refinanced or refunded;
     (s) endorsements for collection or deposit in the ordinary course of business; and
     (t) Investments relating to any special purpose wholly-owned subsidiary of the Company organized in connection with a Receivables Facility that, in the good faith determination of the Board of Directors of the Company, are necessary or advisable to effect such Receivables Facility.
     “Permitted Liens” means, with respect to any Person:
     (1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;
     (2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and, in the case of Collateral, such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;
     (3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings and, in the case of Collateral, such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;
     (4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;
     (5) Permitted Senior Easements and minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
     (6) (A) Liens securing Indebtedness permitted to be incurred pursuant to Section 1011 hereof; provided that any such Indebtedness has Pari Passu Lien Priority or Junior Lien Priority relative to the Notes; provided further that at the time of incurrence and after giving pro forma effect thereto, the Consolidated Senior Secured Debt Ratio would be no greater than 3.5 to 1;
     (7) Liens securing Indebtedness permitted to be incurred pursuant Section 1011; provided that any such Indebtedness has Pari Passu Lien Priority or Junior Lien Priority relative to the notes; provided further that the proceeds of such Indebtedness are used solely to finance the purchase or acquisition of Railroad Assets or Capital Stock of a Person 90% of whose assets are Railroad Assets (and/or the repayment of Acquired Indebtedness and/or fees and expenses incurred in connection therewith) and, in each case, such Railroad Assets or the assets of such Person, as the case may be, are pledged as Collateral and such Person becomes a Guarantor, and the principal amount of such Indebtedness does not exceed 4.0x pro forma EBITDA of such Railroad Assets or Person for the most recently ended four full fiscal quarters for which internal statements are available (with such pro forma adjustments for such acquisition or purchase as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio” (without duplication of the EBITDA of such Railroad Assets or Person included in the calculation of the Consolidated Senior Secured Debt Ratio for purposes of any lien incurred under the immediately preceding clause (6)));
     (8) Liens existing on the Issue Date (other than Liens in favor of secured parties under the Credit Agreement);
     (9) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;
     (10) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

     (11) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with Section 1011 hereof and included in the Collateral;
     (12) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted under this Indenture to be, secured by a Lien on the same property securing such Hedging Obligations;
     (13) Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
     (14) leases and subleases of real property granted to others in the ordinary course of business so long as such leases and subleases are subordinate in all respects to the Liens granted and evidenced by the Security Documents and do not materially interfere with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;
     (15) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;
     (16) Liens in favor of the Company or any Guarantor;
     (17) Liens on equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to the Company’s client at which such equipment is located;
     (18) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;
     (19) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (8), (9), (10), (11), (12) and (16); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (8), (9), (10), (11), (12) and (16) at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement and (z) the new Lien has no greater priority and the holders of the Indebtedness secured by such Lien have no greater intercreditor rights relative to the Notes and Holders thereof than the original Liens and the related Indebtedness;
     (20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed the greater of $10.0 million and 0.75% of Total Assets at any one time outstanding; provided that if such Liens attach to Collateral, such Liens have Pari Passu Lien Priority or Junior Lien Priority relative to the Notes;
     (21) Liens on ABL Collateral securing Indebtedness Incurred pursuant to Section 1011(b)(1) hereof;
     (22) Liens securing the notes outstanding on the Issue Date, Refinancing Indebtedness with respect to such notes and the Guarantees relating thereto and any obligations with respect to such notes, Refinancing Indebtedness and Guarantees;

     (23) Liens on the Collateral in favor of any collateral agent relating to such collateral agent’s administrative expenses with respect to the Collateral;
     (24) Liens to secure Indebtedness of any Foreign Subsidiary permitted by Section 1011(b)(18);
     (25) Licenses or sublicenses in the ordinary course of business;
     (26) Liens securing judgments for the payment of money not constituting an Event of Default under Section 501(5) so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;
     (27) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
     (28) Liens (i) of a collection bank arising under Section 4210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
     (29) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
     (30) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;
     (31) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business; and
     (32) Liens securing Indebtedness permitted to be incurred pursuant to Section 1011(b)(4); provided that Liens extend only to the assets so financed, purchased, constructed or improved.
          For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, the Company may, in its sole discretion, classify or reclassify such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and the Company may divide and classify a Lien in more than one of the types of Permitted Liens in one of the above clauses.
          “Permitted Senior Easements” means (a) easements that burden solely an asset which is not used in the operation of a short line railroad, (b) underground easements, (c) access, pedestrian and vehicular crossing, longitudinal driveway, public and private grade crossing and similar easements, (d) aerial easements or rights (including leases) granted in connection with communications, fiber optic or utility facilities (including easements for installation of cellular towers), (e) pylon sign and billboard easements and leases, (f) above-ground drainage or slope easements, (g) scenic and clear vision easements, (h) liens and easements given to a public utility or any municipality or governmental or other public authority when required or requested, or (i) easements, licenses, rights of way or similar encumbrances granted in the ordinary course of business; provided that in any case except clause (h), no material adverse effect on the fair market value of the property or the use of the property for railroad operations or the operation of the railroad line would result from granting such easement or other right.
          “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
          “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.
          “preferred stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.
          “Private Placement Legend” has the meaning specified in Section 203 of this Indenture.
          “Purchase Agreement” means that certain Purchase Agreement dated June 17, 2009 among the Company, the Guarantors and the Initial Purchasers.
          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
          “Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors in good faith.
          “Railroad Assets” means assets that are used or useful in the operation of short line or regional railroads and assets reasonably related thereto.
          “Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be.
          “Receivables Facility” means one or more receivables financing facilities, as amended from time to time, the Indebtedness of which is non-recourse (except for standard representations, warranties, covenants and indemnities made in connection with such facilities) to the Company and the Restricted Subsidiaries pursuant to which the Company and/or any of its Restricted Subsidiaries sells its accounts receivable to a Person that is not a Restricted Subsidiary.
          “Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.
          “Record Date” means either a Regular Record Date or a Special Record Date.
          “Redemption Date” when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.
          “Redemption Price” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
          “Refinancing Indebtedness” has the meaning specified in Section 1011 of this Indenture.

          “Refunding Capital Stock” has the meaning specified in Section 1010 of this Indenture.
          “Registration Rights Agreement” means that certain Registration Rights Agreement dated June 23, 2009 among the Company, the Guarantors and the Initial Purchasers and with respect to any Additional Notes, one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act
          “Regular Record Date” has the meaning specified in Section 301 of this Indenture.
          “Regulation S” means Regulation S under the Securities Act.
          “Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.
          “Regulation S-X” means Regulation S-X under the Securities Act.
          “Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.
          “Responsible Officer,” when used with respect to the Trustee, means any vice president, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
          “Restricted Global Note” means a Global Note bearing the Private Placement Legend.
          “Restricted Investment” means an Investment other than a Permitted Investment.
          “Restricted Payments” has the meaning specified in Section 1010 of this Indenture.
          “Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
          “Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”
          “Retired Capital Stock” has the meaning specified in Section 1010 of this Indenture.
          “Rule 144” means Rule 144 promulgated under the Securities Act.
          “Rule 144A” means Rule 144A under the Securities Act.
          “Rule 903” means Rule 903 promulgated under the Securities Act.
          “Rule 904” means Rule 904 promulgated under the Securities Act.

          “S&P” means Standard and Poor’s Ratings Group.
          “Securities Act” means the Securities Act of 1933 and the rules and regulations of the Commission promulgated thereunder.
          “Security Agreement” means the security agreement dated as of the Issue Date among the Notes Collateral Agent, the Company and the Guarantors as the same may be amended or supplemented from time to time in accordance with its terms.
          “Security Documents” means the security agreements, pledge agreements, mortgages, deeds of trust, deeds to secure debt, collateral assignments, control agreements and related agreements (including, without limitation, finance statements under the Uniform Commercial Code of the relevant states), as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral for the benefit of the Noteholder Secured Parties as contemplated by this Indenture.
          “Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.
          “Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.
          “Similar Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the date of this Indenture or any business that is similar, reasonably related, incidental or ancillary thereto.
          “Special Interest” means all Additional Interest (as defined in the Registration Rights Agreement) then owing pursuant to the Registration Rights Agreement.
          “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.
          “Sponsor” means Fortress Investment Group LLC.
          “Stated Maturity,” when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Notes as the fixed date on which the principal of such Notes or such installment of principal or interest is due and payable.
          “Subordinated Indebtedness” means:
     (a) with respect to the Company, any Indebtedness of the Company which is by its terms subordinated in right of payment to the Notes, and
     (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the Guarantee of such Guarantor.
     “Subsidiary” means, with respect to any Person,
     (1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and
     (2) any partnership, joint venture, limited liability company or similar entity of which;
     (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and
     (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
          “Successor Company” has the meaning specified in Section 801 of this Indenture.
          “Successor Person” has the meaning specified in Section 802 of this Indenture.
          “Total Assets” means the total assets of the Company and the Restricted Subsidiaries, as shown on the most recent balance sheet of the Company for which internal financial statements are available immediately preceding the date on which any calculation of Total Assets is being made, with such pro forma adjustments for transactions consummated on or prior to or simultaneously with the date of the calculation as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.
          “Transactions” means the issuance of the Notes offered hereby on the Issue Date, the use of proceeds therefrom as described under the caption “Use of Proceeds” and other transactions in connection therewith or incidental thereto.
          “Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to July 1, 2013; provided, however, that if the period from the redemption date to July 1, 2013, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
          “Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 905.
          “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.
          “Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
          “Unrestricted Subsidiary” means:
     (1) any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below), and
     (2) any Subsidiary of an Unrestricted Subsidiary.

          The Board of Directors of the Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than any Subsidiary of the Subsidiary to be so designated), provided that
     (a) any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other Equity Interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or Equity Interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Company,
     (b) such designation complies with Section 1010, and
     (c) each of the Subsidiary to be so designated and its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary.
          The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation no Default or Event of Default shall have occurred and be continuing and either:
     (1) the Company could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under Section 1011(a), or
     (2) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.
          Any such designation by the Board of Directors of the Company shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
          “U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
          “Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
          “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
          “Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or preferred stock, as the case may be, at any date, the quotient obtained by dividing:
     (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or preferred stock multiplied by the amount of such payment, by
     (2) the sum of all such payments.
          “Wholly-Owned Restricted Subsidiary” means any Wholly-Owned Subsidiary that is a Restricted Subsidiary.

          “Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.
          SECTION 102. Compliance Certificates and Opinions.
          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that (i) in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished and (ii) subject to Section 802 hereof, no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit E hereto.
          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008(a)) shall include:
     (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
          SECTION 103. Form of Documents Delivered to Trustee.
          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          SECTION 104. Acts of Holders.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
          (c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.
          (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date. Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.
          SECTION 105. Notices, Etc., to Trustee, Company, Any Guarantor and Agent.
          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
     (1) the Trustee by any Holder or by the Company or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be via facsimile) to or with the Trustee at U.S. Bank National Association, 60 Livingston Avenue, St. Paul, MN 55107, Attention: Richard Prokosch, or
     (2) the Company or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Company or such Guarantor addressed to it at the address of its principal office specified in the first paragraph, Attention: General Counsel, or at any other address previously furnished in writing to the Trustee by the Company or such Guarantor.
          All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.
          SECTION 106. Notice to Holders; Waiver.
          Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid or by overnight air courier guaranteeing next day delivery, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Notices given by publication shall be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, shall be deemed given five calendar days after mailing.
          In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.
          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
          SECTION 107. Effect of Headings and Table of Contents.
          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
          SECTION 108. Successors and Assigns.
          All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 1209 hereof. The provisions of Article Fourteen relating to the Notes Collateral Agent shall inure to the benefit of such Notes Collateral Agent.
          SECTION 109. Separability Clause.
          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 110. Benefits of Indenture.
          Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Notes Registrar and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
          SECTION 111. Governing Law.
          This Indenture, the Notes and any Guarantee shall be governed by and construed in accordance with the laws of the State of New York. This Indenture is subject to the provisions of the Trust Indenture Act that are referred to herein or are otherwise required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.
          SECTION 112. Communication by Holders of Notes with Other Holders of Notes.
          Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Notes Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).
          SECTION 113. Legal Holidays.
          In any case where any Interest Payment Date, Redemption Date or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.
          SECTION 114. No Personal Liability of Directors, Officers, Employees and Stockholders.
          No director, officer, employee, incorporator or stockholder of the Company or any Guarantor or any of their parent companies shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note and the related Guarantee waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.
          SECTION 115. Trust Indenture Act Controls.
          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.
          SECTION 116. Counterparts.
          This Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument.
          SECTION 117. USA Patriot Act.
          The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee and Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Indenture agree that they will provide the Trustee and the

Agents with such information as they may reasonably request in order to satisfy the requirements of the USA Patriot Act.
          SECTION 118. Intercreditor Agreement Governs.
          Reference is made to the Intercreditor Agreement. Each Holder, by its acceptance of a Note, (a) consents to the terms provided for in the Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (c) authorizes and instructs the Trustee and Notes Collateral Agent to enter into the Intercreditor Agreement as Trustee and Notes Collateral Agent, respectively, and on behalf of such Holder. The foregoing provisions are intended as an inducement to the lenders under the Credit Agreement to extend credit and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.
          SECTION 119. Waiver of Jury Trial.
          EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
          SECTION 120. [Intentionally Deleted].
          SECTION 121. No Adverse Interpretation of Other Agreements.
          The Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the Indenture.
ARTICLE TWO
NOTE FORMS
          SECTION 201. Forms Generally.
          The Initial Notes and the Exchange Notes shall be known and designated as “9.25% Senior Secured Notes due 2017” of the Company. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage; provided, that any such notations, legends or endorsements are in a form reasonably acceptable to the Company. Each Note will be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
          The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
          Any Definitive Notes shall be printed, lithographed, typewritten or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the Officers of the Company executing such Notes, as evidenced by their execution of such Notes.
          Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note

Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 312 hereof.
          The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream. Exchange Notes shall be issued substantially in the form set forth in Exhibit A.
          SECTION 202. Form of Trustee’s Certificate of Authentication.
          The Trustee shall, upon receipt of a Company Order, authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Company Orders, except as provided in Section 306 hereof.
          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.
          Subject to Section 611, the Trustee’s certificate of authentication shall be in substantially the following form:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION.
          This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

Dated:

By
Authorized Signatory
          SECTION 203. Restrictive Legends.
          Except as permitted by Section 204 below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the following legend set forth below (the “Private Placement Legend”) on the face thereof:
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH

TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR IN THE CASE OF RULE 144A NOTES, AND 40 DAYS IN THE CASE OF REGULATION S NOTES AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
     Each Global Note shall also bear the following legend on the face thereof:
     UNLESS THIS CERTIFICATE IS PRESENTED, BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 312 OF THE INDENTURE.
     Each Note issued hereunder that has more than a de minimis about of original issue discount for U.S. Federal Income Tax purposes shall bear a legend in substantially the following form:

     THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: RAILAMERICA, INC., 7411 FULLERTON STREET, SUITE 300, JACKSONVILLE, FLORIDA 32256, ATTENTION: GENERAL COUNSEL.
          SECTION 204. Unrestricted Global Notes.
          Any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of Section 312 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend..
ARTICLE THREE
THE NOTES
          SECTION 301. Title and Terms.
          The aggregate principal amount of Notes which may be authenticated and issued under this Indenture is not limited; provided, however, that any Additional Notes issued under this Indenture are issued in accordance with Sections 303 and 1011 hereof, as part of the same series as the Notes.
          The Notes shall be known and designated as the “9.25% Senior Secured Notes due 2017” of the Company. The Stated Maturity of the Notes shall be July 1, 2017, and the Notes shall bear interest at the rate of 9.25% per annum from June 23, 2009, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on January 1, 2010 and semi-annually thereafter on July 1 and January 1 in each year and at said Stated Maturity, until the principal thereof is paid or duly provided for and to the Person in whose name the Note (or any Predecessor Note) is registered at the close of business on the June 15 and December 15 immediately preceding such Interest Payment Date (each, a “Regular Record Date”).
          The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in The City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the Note Register of Holders; provided that all payments of principal, premium, if any, and interest, if any, with respect to Notes represented by one or more Global Notes registered in the name of or held by Depositary or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Company, the Company’s office or agency in New York shall be the office of the trustee maintained for such purpose.
          Holders shall have the right to require the Company to purchase their Notes, in whole or in part, in the event of a Change in Control pursuant to Section 1017. The Notes shall be subject to repurchase pursuant to an offer to purchase as provided in Section 1018.
          The Notes shall be redeemable as provided in Article Eleven.
          The due and punctual payment of principal of, premium, if any, and interest on the Notes payable by the Company is irrevocably and unconditionally guaranteed, to the extent set forth herein, by each of the Guarantors.
          SECTION 302. Denominations.
          The Notes shall be issuable only in registered form without coupons and only in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

          SECTION 303. Execution, Authentication, Delivery and Dating.
          The Notes shall be executed on behalf of the Company by any two Officers. The signature of any Officer on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.
          Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.
          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes. Such Company Order shall identify the Notes to be authenticated, the date on which the original issue of the Notes is to be authenticated, the number of separate Note certificates, the principal amount of such Notes to be authenticated, the registered holder of each of the said Notes, and delivery instructions.
          On the Issue Date, the Company shall deliver the Initial Notes in the aggregate principal amount of $740,000,000 executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Initial Notes. At any time and from time to time after the Issue Date, the Company may deliver Additional Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Additional Notes, directing the Trustee to authenticate the Additional Notes and certifying that the issuance of such Additional Notes is in compliance with Article Ten hereof and that all other conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Additional Notes. On Company Order, the Trustee shall authenticate for original issue Exchange Notes in an aggregate principal amount not to exceed $740,000,000 plus the aggregate principal amount of any Additional Notes issued; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes and any Additional Notes of a like aggregate principal amount in accordance with an Exchange Offer pursuant to the Registration Rights Agreement and the Company Order for the authentication and delivery of such Exchange Notes shall certify that all conditions precedent to the issuance of such Exchange Notes are complied with (including the effectiveness of the Exchange Offer Registration Statement related thereto). In each case, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel of the Company that it may reasonably require in connection with such authentication of Notes. Such order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.
          Each Note shall be dated the date of its authentication.
          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.
          In case the Company or any Guarantor, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or such Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed a supplemental indenture hereto with the Trustee pursuant to Article Nine, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor

Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.
          SECTION 304. Temporary Notes.
          In the event Definitive Notes are to be issued pursuant to the terms of this Indenture, pending the preparation of Definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.
          If temporary Notes are issued, the Company will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.
          SECTION 305. Registration, Paying Agent, Registration of Transfer and Exchange.
          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as note registrar (the “Note Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided and as Paying Agent. The Company may appoint one or more co-registrars and one or more additional paying agents. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any Guarantor may act as Paying Agent or Registrar.
          The Company initially appoints DTC to act as Depositary with respect to the Global Notes.
          Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.
          At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive; provided that no exchange of Notes for Exchange Notes shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission, the Trustee shall have received an Officers’ Certificate confirming that the Exchange

Offer Registration Statement has been declared effective by the Commission and the Initial Notes to be exchanged for the Exchange Notes shall be cancelled by the Trustee.
          All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
          Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by written instruments of transfer, in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.
          No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any taxes, fees or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 303, 304, 906, 1017, 1018 or 1108 not involving any transfer.
          Neither the Registrar nor the Company shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
          SECTION 306. Mutilated, Destroyed, Lost and Stolen Notes.
          If (i) any mutilated Note is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to protect the Trustee, any Agent and the Company from any loss, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.
          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.
          Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
          Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company and each Guarantor and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
          SECTION 307. Payment of Interest; Interest Rights Preserved.
          Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that, subject to Section 301 hereof, each installment of interest may at the Company’s option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 308, to the address of such Person as it appears in the Note Register or (ii) transfer to an account located in the United States maintained by the payee.

          Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:
     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).
     (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
          Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
          SECTION 308. Persons Deemed Owners.
          Prior to the due presentment of a Note for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 307) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.
          SECTION 309. Cancellation.
          All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder. All Notes so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures unless by Company Order the Company shall direct that cancelled Notes be returned to it. Certification of the destruction of all cancelled Notes shall upon the written request of the Company be delivered to the Company.
          SECTION 310. Computation of Interest.
          Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.
          SECTION 311. [Intentionally Deleted].
          SECTION 312. Book-Entry and Transfer Provisions.
          (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:
     (1) the Depositary (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary;
     (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Notes; or
     (3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.
          Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 304 and 306 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 312 or Sections 304 or 306 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 312(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 312(b), (c) or (f) hereof.
          (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. None of the Company, the Trustee, Paying Agent, nor any agent of the Company shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
     (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an

Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Note Registrar to effect the transfers described in this Section 312(b)(1).
     (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 312(b)(1) above, the transferor of such beneficial interest must deliver to the Note Registrar either:
(A) both:
     (x) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
     (y) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(B) both:
     (x) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
     (y) instructions given by the Depositary to the Note Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (A) above.
Upon consummation of an Exchange Offer by the Company in accordance with Section 312(f) hereof, the requirements of this Section 312(b)(2) shall be deemed to have been satisfied upon receipt by the Note Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 312(g) hereof.
     (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 312(b)(2) above and:
     (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver to the Note Registrar a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver to the Note Registrar a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver to the Note Registrar a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable.

     (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 312(b)(2) above and:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) an Exchanging Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by an Exchanging Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Note Registrar receives the following:
     (x) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
     (y) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Note Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 202 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
     (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
     (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Note Registrar of the following documentation:

     (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;
     (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 312(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 312(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Note Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 312(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
     (2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) an Exchanging Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

     (C) such transfer is effected by an Exchanging Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Note Registrar receives the following:
     (x) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
     (y) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Note Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 312(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 312(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 312(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Note Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 312(c)(3) will not bear the Private Placement Legend.
     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
          (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Note Registrar of the following documentation:
     (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
     (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

     (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;
     (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.
          (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) an Exchanging Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by an Exchanging Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Note Registrar receives the following:
     (x) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
     (y) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Note Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
          Upon satisfaction of the conditions of any of the subparagraphs in this Section 312(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
          (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
          If any such exchange or transfer from a Definitive Note to a beneficial interest in a Global Note is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of a Company Order in accordance with Section 202 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
          (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 312(e), the Note Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Note Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Note Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 312(e).
     (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Note Registrar receives the following:
     (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Exchanging Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

     (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) any such transfer is effected by a Exchanging Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Note Registrar receives the following:
     (x) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
     (y) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Note Registrar or the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Note Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
          (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Company Order in accordance with Section 202 hereof, the Trustee will authenticate:
     (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Exchanging Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and
     (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Exchanging Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.
          Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.
          (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 309 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
          (h) General Provisions Relating to Transfers and Exchanges.
          (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of a Company Order in accordance with Section 202 hereof or at the Note Registrar’s request.
          (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 304, 906, 1017, 1018 and 1108 hereof.
          (3) The Note Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
          (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(5) Neither the Note Registrar nor the Company will be required:
     (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 1104 hereof and ending at the close of business on the day of such selection;
     (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
     (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
          (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
          (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 202 hereof.
          (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Note Registrar pursuant to this Section 312 to effect a registration of transfer or exchange may be submitted by facsimile.
          (9) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine compliance as to form with the express requirements hereof.
          (10) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.
          SECTION 313. [Intentionally Deleted].
          SECTION 314. [Intentionally Deleted].
          SECTION 315. CUSIP Numbers.
          The Company in issuing the Notes may use “CUSIP,” “ISIN” or other numbers (if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such “CUSIP,” “ISIN” or other numbers in addition to serial numbers in notices of redemption, repurchase or other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP, ISIN or other numbers.
          SECTION 316. Issuance of Additional Notes.
          The Company may, subject to Section 1011 of this Indenture, issue from time to time additional Notes without notice to or consent of the Holders having identical terms and conditions to the Notes issued on the Issue Date (the “Additional Notes”), other than with respect to the date of issuance and issue price, first payment of interest and rights under the Registration Rights Agreement. The Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture. Exchange Notes issued in exchange for Initial Notes issued on the Issue Date and Exchange Notes issued for any Additional Notes subsequently issued shall be treated as a single class with the Initial Notes and the Additional Notes for all purposes under this Indenture.
          With respect to any Additional Notes, the Company shall set forth in an Officers’ Certificate pursuant to a resolution of the Board of Directors of the Company, copies of which shall be delivered to the Trustee, the following information:
     (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;
     (2) the issue price, the issue date and the CUSIP number of such Additional Notes; and
     (3) whether such Additional Notes shall be issued in the form of Restricted Global Notes or Exchange Notes.
ARTICLE FOUR
SATISFACTION AND DISCHARGE
          SECTION 401. Satisfaction and Discharge of Indenture.
          This Indenture shall upon Company Request be discharged and will cease to be of further effect as to all Notes issued hereunder (except as to surviving rights of registration of transfer or exchange of Notes expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:
          (1) either
          (a) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or
          (b) all such Notes not theretofore delivered to the Trustee for cancellation
     (i) have become due and payable by reason of the making of a notice of redemption pursuant to Section 1105 or otherwise, or
     (ii) will become due and payable at their Stated Maturity within one year, or
     (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and accrued interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;
     (2) no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit or the granting of Liens in connection therewith) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than an instrument to be terminated contemporaneously with or prior to the borrowing of funds to be applied to make such deposit and the granting of Liens in connection therewith);
     (3) the Company has paid or caused to be paid all sums payable by it under this Indenture;
     (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at the Stated Maturity or the Redemption Date, as the case may be; and
     (5) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein to the satisfaction and discharge of this Indenture have been complied with.
          The Collateral will be released from the Lien securing the Notes upon a satisfaction and discharge in accordance with the provisions of this Article Four described above.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Company to any Authenticating Agent under Section 612 and, if money or Government Securities shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive such satisfaction and discharge.
          SECTION 402. Application of Trust Money.
          Subject to the provisions of the last paragraph of Section 1003, all money or Government Securities deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money or Government Securities has been deposited with the Trustee; but such money or Government Securities need not be segregated from other funds except to the extent required by law.
          If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 401 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 401 until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 401; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
ARTICLE FIVE
REMEDIES
          SECTION 501. Events of Default.
          “Event of Default,” wherever used herein, means one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes issued under this Indenture;
     (2) default for 30 days or more in the payment when due of interest on or with respect to the Notes issued under this Indenture;
     (3) failure by the Company or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding and issued under this Indenture to comply with any of its other agreements in this Indenture, the Security Documents, the Intercreditor Agreement or the Notes;
     (4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary or the payment of which is guaranteed by the Company or any Restricted Subsidiary, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both

     (A) such default either (x) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (y) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and
     (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $25.0 million or more at any one time outstanding;
     (5) failure by the Company or any Significant Subsidiary to pay final judgments aggregating in excess of $25.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;
     (6) any of the following events with respect to the Company or any Significant Subsidiary:
     (A) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law
     (i) commences a voluntary case;
     (ii) consents to the entry of an order for relief against it in an involuntary case;
     (iii) consents to the appointment of a custodian of it or for any substantial part of its property;
     (iv) takes any comparable action under any foreign laws relating to insolvency; or
     (B) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (i) is for relief against the Company or any Significant Subsidiary in an involuntary case;
     (ii) appoints a custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or
     (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary;
and the order or decree remains undischarged, unstayed or unremedied and in effect for 60 consecutive days;
     (7) the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture; or

     (8) any security interest and Lien purported to be created by any Security Document with respect to any Collateral, individually or in the aggregate, having a Fair Market Value in excess of $25.0 million shall cease to be in full force and effect, or shall cease to give the Notes Collateral Agent, for the benefit of the Noteholder Secured Parties, the Liens, rights, powers and privileges purported to be created and granted thereby (including a perfected first-priority security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in this Indenture, the Security Documents and the Intercreditor Agreement)) in favor of the Notes Collateral Agent, for a period of 30 days after notice, or shall be asserted by the Company or any Guarantor to not be, a valid, perfected, first-priority (except as otherwise expressly provided in this Indenture, the Security Documents or the Intercreditor Agreement) security interest in or Lien on the Collateral covered thereby; except to the extent that any such loss of perfection or priority results from the failure of the Trustee to make filings, renewals and continuations (or other equivalent filings) or take other appropriate action or the failure of the Trustee to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents.
          SECTION 502. Acceleration of Maturity; Rescission and Annulment.
          If an Event of Default (other than an Event of Default specified in Section 501(6) above) occurs and is continuing, then and in every such case the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes issued under this Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all the Outstanding Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders).
          Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in Section 501(6) above occurs and is continuing, then the principal amount of all Outstanding Notes shall ipso facto become and be immediately due and payable without any notice, declaration or other act on the part of the Trustee or any Holder.
          At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences except a continuing Default or Event of Default in the payment of interest on, premium and Special Interest, if any, or the principal of any such Note held by a non-consenting Holder.
No such rescission shall affect any subsequent default or impair any right consequent thereon.
          Notwithstanding the preceding paragraph, in the event of any Event of Default specified in Section 501(4) above, such Event of Default and all consequences thereof (excluding any resulting payment default), other than as a result of the acceleration of the Notes shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose,
     (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, or
     (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or
     (z) if the default that is the basis for such Event of Default has been cured.
          SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.
          The Company covenants that if an Event of Default specified in Section 501(1) or 501(2) hereof occurs and is continuing, the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any)

and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, any Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Guarantor or any other obligor upon the Notes, wherever situated.
          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture, the Guarantees and the Security Documents by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, including seeking recourse against any Guarantor, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, including but without limitation, seeking recourse against any Guarantor.
          SECTION 504. Trustee May File Proofs of Claim.
          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor including any Guarantor, upon the Notes or the property of the Company or of such other obligor or their creditors, and subject to the Intercreditor Agreement, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
     (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
     (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.
          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
          SECTION 505. Trustee May Enforce Claims Without Possession of Notes.
          All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.
          SECTION 506. Application of Money Collected.
          Subject to the Intercreditor Agreement with respect to the proceeds of any ABL Collateral, and subject to the terms of the Security Documents with respect to any proceeds of Collateral, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee under Section 607 and the Notes Collateral Agent under Section 1412;
     SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and
     THIRD: The balance, if any, to the Company or any other obligor on the Notes, as their interests may appear or as a court of competent jurisdiction may direct in writing; provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.
          SECTION 507. Limitation on Suits.
          No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
     (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;
     (2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
     (3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;
     (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Notes;
it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or the Guarantees to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or the Guarantees, except in the manner herein provided and for the equal and ratable benefit of all the Holders (it being further understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

          SECTION 508. Unconditional Right of Holders To Receive Principal, Premium and Interest.
          Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Eleven) and in such Note of the principal of (and premium, if any) and (subject to Section 307) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
          SECTION 509. Restoration of Rights and Remedies.
          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or the Guarantees and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, any Guarantor, any other obligor of the Notes, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
          SECTION 510. Rights and Remedies Cumulative.
          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
          SECTION 511. Delay or Omission Not Waiver.
          No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
          SECTION 512. Control by Holders.
          The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:
     (1) such direction shall not be in conflict with any rule of law or with this Indenture,
     (2) subject to Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and
     (3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.
          SECTION 513. Waiver of Past Defaults.
          Subject to Sections 502, 508 and 902, the Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all such Notes waive any past Default hereunder and its consequences, except a continuing Default or Event of Default (1) in respect of the payment of interest on, premium, if any, or the principal of any such Note held by a non-consenting Holder, or (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.
          Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
          SECTION 514. Waiver of Stay or Extension Laws.
          Each of the Company, the Guarantors and any other obligor on the Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company, the Guarantors and any other obligor on the Notes (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE SIX
THE TRUSTEE
          SECTION 601. Duties of the Trustee.
     (a) Except during the continuance of a Default or an Event of Default,
     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions specifically required by any provision hereof to be provided to it, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.
          (b) In case a Default or an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge or of which written notice of such Default or Event of Default shall have been given to the Trustee by the Company, any other obligor of the Notes or by any Holder, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that
     (1) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

     (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and
     (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
          SECTION 602. Notice of Defaults.
          Within thirty days after the earlier of receipt from the Company of notice of the occurrence of any Default or Event of Default hereunder or the date when such Default or Event of Default becomes known to the Trustee, the Trustee shall transmit, in the manner and to the extent provided in TIA Section 313(c), notice of such Default or Event of Default hereunder known to the Trustee, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.
          SECTION 603. Certain Rights of Trustee.
          Subject to the provisions of TIA Sections 315(a) through 315(d):
     (1) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
     (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;
     (4) the Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel with respect to legal matters relating to the Indenture and the Notes shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses, losses and liabilities which might be incurred by it in compliance with such request or direction;
     (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;
     (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
     (9) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;
     (10) the Trustee may request that the Company deliver an Officers’ Certificate substantially in the Form of Exhibit F hereto setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and
     (11) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
          The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such a Default or Event of Default at the Corporate Trust Office of the Trustee, and such notice references the Notes and the Indenture.
          SECTION 604. Trustee Not Responsible for Recitals or Issuance of Notes.
          The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a “Statement of Eligibility” on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

          SECTION 605. May Hold Notes.
          The Trustee, any Paying Agent, any Note Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent; provided, however, that, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.
          SECTION 606. Money Held in Trust.
          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
          SECTION 607. Compensation and Reimbursement.
          The Company agrees:
     (1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct; and
     (3) to indemnify the Trustee and its officers, directors, agents and employees and any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, claim, damage or expense, including taxes (other than the taxes based on the income of the Trustee) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim regardless of whether the claim is asserted by the Company, a Guarantor, a Holder or any other Person or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder. The Company will defend the claim and the Trustee will cooperate in the defense. The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.
          The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes.
          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(6), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

          The provisions of this Section shall survive the termination of this Indenture.
          SECTION 608. Corporate Trustee Required; Eligibility.
          There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Sections 310(a)(1), (2) and (5) and shall have a combined capital and surplus of at least $150,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
          SECTION 609. Resignation and Removal; Appointment of Successor.
          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610.
          (b) The Trustee may resign at any time by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.
          (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.
          (d) If at any time:
     (1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or
     (2) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or
     (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.
          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
          SECTION 610. Acceptance of Appointment by Successor.
          (a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.
          (b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) of this Section.
          (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
          SECTION 611. Merger, Conversion, Consolidation or Succession to Business.
          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

          SECTION 612. Appointment of Authenticating Agent.
          At any time when any of the Notes remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes and the Trustee shall give written notice of such appointment to all Holders of Notes with respect to which such Authenticating Agent will serve, in the manner provided for in Section 106. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $150,000,000 and subject to supervision or examination by Federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.
          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Notes, in the manner provided for in Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
          The Company agrees to pay to each Authenticating Agent from time to time such compensation for its services under this Section as shall be agreed in writing between the Company and such Authenticating Agent.

          If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:
          This is one of the Notes designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
as Authenticating Agent

By:
as Authorized Officer

          SECTION 613. Force Majeure.
          In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
ARTICLE SEVEN
HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY
          SECTION 701. Company To Furnish Trustee Names and Addresses.
          The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).
          SECTION 702. Disclosure of Names and Addresses of Holders.
          Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).
          SECTION 703. Reports by Trustee.
          Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Notes pursuant to this Indenture, the Trustee shall transmit to the Holders of Notes (with a copy to the

Company at the Place of Payment), in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).
ARTICLE EIGHT
MERGER, CONSOLIDATION OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS
          SECTION 801. Company May Consolidate, Etc., Only on Certain Terms.
          The Company may not consolidate or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:
     (1) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);
     (2) the Successor Company, if other than the Company, expressly assumes all the obligations of the Company under this Indenture, the Security Documents and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;
     (3) immediately after such transaction no Default or Event of Default exists;
     (4) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period,
     (A) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 1011(a) or
     (B) the Fixed Charge Coverage Ratio for the Successor Company and the Restricted Subsidiaries would be greater than such ratio for the Company and the Restricted Subsidiaries immediately prior to such transaction;
     (5) each Guarantor, unless it is the other party to the transactions described above, in which case Section 802(A)(2) below shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes;
     (6) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture and, if a supplemental indenture or any supplement to any Security Document is required in connection with such transaction, such supplement shall comply with the applicable provisions of this Indenture;
     (7) to the extent any assets of the Person which is merged or consolidated with or into the Successor Company are assets of the type which would constitute Collateral under the Security Documents, the Successor Company shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

     (8) the Collateral owned by or transferred to the Successor Company shall:
     (A) continue to constitute Collateral under this Indenture and the Security Documents,
     (B) be subject to the Lien in favor of the Notes Collateral Agent for the benefit of the Trustee and the Holders, and
     (C) not be subject to any Lien other than Permitted Liens.
          The Successor Company shall succeed to, and be substituted for the Company under this Indenture and the Notes. Notwithstanding clauses (3) and (4) above,
     (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company; and
     (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the guarantor or the Company in another State of the United States so long as the amount of Indebtedness of the Company and the Restricted Subsidiaries is not increased thereby.
          SECTION 802. Guarantors May Consolidate, Etc., Only on Certain Terms.
          Subject to Section 1015(b), each Guarantor shall not, and the Company shall not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:
     (A) (1) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);
     (2) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;
     (3) immediately after such transaction no Default or Event of Default exists;
     (4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, amendments, supplements or other instruments relating to the Security Documents, if any, comply with this Indenture, if a supplemental indenture or any supplement to any Security Document is required in connection with such transaction, such supplement shall comply with the applicable provisions of this Indenture;
     (5) to the extent any assets of the Person which is merged or consolidated with or into the Successor Company are assets of the type which would constitute Collateral under the Security Documents, the Successor Company shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

     (6) the Collateral owned by or transferred to the Successor Person shall:
     (i) continue to constitute Collateral under this Indenture and the Security Documents,
     (ii) be subject to the Lien in favor of the Notes Collateral Agent for the benefit of the Trustee and the Holders, and
     (iii) not be subject to any Lien other than Permitted Liens; or
     (B) the transaction is made in compliance with Section 1018.
          Subject to Section 1015(b) hereof, the Successor Person shall succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor or the Company.
          SECTION 803. Successor Substituted.
          Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the assets of the Company or any Guarantor in accordance with Sections 801 and 802 hereof, the successor Person formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture and/or the Guarantees, as the case may be, with the same effect as if such successor Person had been named as the Company or such Guarantor, as the case may be, herein and/or the Guarantees, as the case may be. When a successor Person assumes all obligations of its predecessor hereunder, the Notes or the Guarantees, as the case may be, such predecessor shall be released from all obligations; provided that in the event of a transfer or lease, the predecessor shall not be released from the payment of principal and interest or other obligations on the Notes or the Guarantees, as the case may be.
ARTICLE NINE
SUPPLEMENTAL INDENTURES
          SECTION 901. Amendments or Supplements Without Consent of Holders.
          Without the consent of any Holders, the Company, any Guarantor (with respect to a Guarantee or this Indenture to which it is a party) and the Trustee, at any time and from time to time, may amend or supplement this Indenture, any Guarantee, the Notes, the Security Documents or the Intercreditor Agreement for any of the following purposes:
     (1) to cure any ambiguity, omission, mistake, defect or inconsistency;
     (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;
     (3) to comply with Article Eight hereof;
     (4) to provide for the assumption of the Company’s or such Guarantor’s obligations to Holders;
     (5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights under this Indenture of any such Holder;

     (6) to add covenants for the benefit of the Holders or to surrender any right or power conferred in this Indenture upon the Company;
     (7) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;
     (8) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements of Sections 609 and 610;
     (9) to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferrable;
     (10) to add or release a Guarantor under this Indenture or to add additional assets as Collateral or release Collateral, in accordance with the terms of this Indenture;
     (11) to conform the text of this Indenture, the Security Documents, the Intercreditor Agreement, the Guarantees or the Notes to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in the “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Security Documents, the Intercreditor Agreement, the Guarantees or the Notes; or
     (12) in the case of the Intercreditor Agreement, in order to subject the security interests in the Collateral in respect of any Other Pari Passu Lien Obligations and Lenders Debt to the terms of the Intercreditor Agreement, in each case to the extent the incurrence of such Indebtedness, and the grant of all Liens on the Collateral held for the benefit of such Indebtedness were permitted hereunder.
          SECTION 902. Amendments, Supplements or Waivers with Consent of Holders.
          With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, any Guarantor (with respect to any Guarantee or this Indenture to which it is a party) and the Trustee may amend or supplement this Indenture, the Security Documents, the Intercreditor Agreement, any Guarantee or the Notes for the purpose of adding any provisions hereto or thereto, changing in any manner or eliminating any of the provisions or of modifying in any manner the rights of the Holders hereunder or thereunder and any existing Default, Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for Notes); provided, however, that no such amendment, supplement or waiver shall, without the consent of the Holder of each Outstanding Note affected thereby:
     (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver,
     (2) reduce the principal of or change the Maturity of any such Note or alter or waive the provisions with respect to the redemption of the Notes (other than Sections 1017 and 1018),
     (3) reduce the rate of or change the time for payment of interest on any Note,
     (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes issued under this Indenture, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any guarantee which cannot be amended or modified without the consent of all Holders,
     (5) make any Note payable in money other than that stated in such Notes,

     (6) make any change in Section 513 or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes,
     (7) make any change in these amendment, supplement and waiver provisions,
     (8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes,
     (9) make any change in any Security Document, any Intercreditor Agreement or the provisions in this Indenture dealing with the Collateral or the Security Documents or the application of trust proceeds of the Collateral that would adversely affect the Holders in any material respect or release all or substantially all of the Collateral from the Liens of the Security Documents (except as permitted by the terms of this Indenture, the Security Documents and the Intercreditor Agreement) or change or alter the priority of the security interests in the Collateral, or
     (10) make any change to or modify the ranking of the Notes that would adversely affect the Holders.
          It is not necessary for the consent of the Holders of Notes under this Section 902 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.
          SECTION 903. Execution of Amendments, Supplements or Waivers.
          In executing, or accepting the additional trusts created by, any amendment, supplement or waiver permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and shall be fully protected in relying upon, an Officers’ Certificate and Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit E hereto, and delivery of an Officers’ Certificate, except as provided in Section 802.
          SECTION 904. Effect of Amendments, Supplements or Waivers.
          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such amendment, supplement or waiver shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
          SECTION 905. Conformity with Trust Indenture Act.
          Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.
          SECTION 906. Reference in Notes to Supplemental Indentures.
          Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
          SECTION 907. Notice of Supplemental Indentures.
          Promptly after the execution by the Company, any Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 106, briefly setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.
          SECTION 908. Payment for Consent.
          Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes, the Security Documents, the Intercreditor Agreement or the Registration Rights Agreement unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.
ARTICLE TEN
COVENANTS
          SECTION 1001. Payment of Principal, Premium, if Any, and Interest.
          The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest and Special Interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture.
          SECTION 1002. Maintenance of Office or Agency.
          The Company will maintain in the continental United States, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The designated office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Continental United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.
          SECTION 1003. Money for Notes Payments To Be Held in Trust.
          If the Company or a Wholly-Owned Subsidiary of the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or Special Interest, if any, or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.
          Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (or premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.
          The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:
     (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
     (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and
     (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.
          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.
          SECTION 1004. Corporate Existence.
          Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Restricted Subsidiary and the corporate rights (charter and statutory) and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole.

          SECTION 1005. Payment of Taxes and Other Claims.
          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.
          SECTION 1006. Maintenance of Properties.
          The Company will cause all properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary.
          SECTION 1007. Insurance.
          (a) The Company will at all times keep all of its and its Subsidiaries’ properties which are of an insurable nature insured with insurers, believed by the Company to be responsible (including, to the extent consistent with past practice, self-insurance), against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.
          (b) The Company and Guarantors
          (i) will cause any property and casualty insurance policies with respect to the Mortgaged Property to be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable endorsement and cause all property policies and casualty insurance policies to be in form and substance reasonably satisfactory to the Trustee, which endorsement or policy shall provide that, from and after the Issue Date, if the insurance carrier shall have received written notice from the Trustee of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Company and Guarantors under such policies directly to the Trustee; cause all such policies to provide that neither the Company, the Trustee nor any other party shall be a coinsurer thereunder and to contain a “Replacement Cost Endorsement,” or in the case of a policy insuring equipment, to contain an “Actual Cost Endorsement,” or similar endorsement without any deduction for depreciation, and such other provisions as may be customary with companies in the same or similar businesses to the extent the Trustee may reasonably require from time to time to protect their interests; deliver original or certified copies of all such policies or a certificate of an insurance broker to the Trustee; cause each such policy to provide that it shall not be canceled or not renewed upon less than 30 days’ prior written notice thereof by the insurer to the Trustee; deliver to the Trustee, prior to the cancellation or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Trustee), or insurance certificate with respect thereto, together with evidence reasonably satisfactory to the Trustee of payment of the premium therefor;
          (ii) obtain flood insurance in such amounts as necessary to ensure compliance with applicable law, and without limiting the generality of the foregoing, if at any time the area in which the Premises (as defined in the Mortgages) are located is designated as an area having “special flood hazards” and in which flood insurance has been made available under the National Flood Insurance Act of 1968, obtain flood insurance in such amounts as necessary to ensure compliance with the National Flood Insurance Reform Act of 1994, as it may be amended from time to time;
          (iii) with respect to all Mortgaged Property, carry and maintain comprehensive railroad liability insurance and coverage on a claims made basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in each case in amounts and against such risks as are customarily maintained by companies engaged in the same or similar industry operating in the same or similar locations naming the Trustee as an additional insured, on forms reasonably satisfactory to the Trustee; and
          (iv) notify the Trustee promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 1007 is taken out by Company or any of the Guarantors; and promptly deliver to the Trustee a duplicate original copy of such policy or policies, or an insurance certificate with respect thereto.
          (c) In connection with the covenants set forth in this Section 1007, it is understood and agreed that:
          (i) none of the Trustee nor its respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 1007, it being understood that (A) the Company and Guarantors shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Trustee, or its agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then each of Company, and the Guarantors hereby agree, to the extent permitted by law, to waive, its right of recovery, if any, against the Trustee and the Noteholder and its agents and employees; and
          (ii) the designation of any form, type or amount of insurance coverage by the Trustee under this Section 1007 shall in no event be deemed a representation, warranty or advice by the Trustee that such insurance is adequate for the purposes of the business of Company and the Guarantors or the protection of their properties.
          SECTION 1008. Statement by Officers as to Default.
          (a) The Company will deliver to the Trustee within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill its obligations under this Indenture and further stating, as to each such officer signing such certificate, that, to the best of his or her knowledge, the Company during such preceding quarter or the preceding fiscal year, as the case may be, has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill each and every such covenant contained in this Indenture and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default which has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status, with particularity and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on the account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. The Officers’ Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year-end. For purposes of this Section 1008(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.
          (b) (i) When any Default or Event of Default has occurred and is continuing under this Indenture, or (ii) if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $25,000,000), the Company shall deliver to the Trustee by registered or certified mail or facsimile transmission an Officers’ Certificate specifying such event, notice or other action within five Business Days of any Officer becoming aware of the foregoing.
          SECTION 1009. Reports and Other Information.
          Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Securities and Exchange Commission, the Company shall file with the Commission (and make available to the Trustee and Holders (without exhibits), without cost to each Holder, within 15 days after it files with the Commission):
     (1) within 90 days (or the successor time period then in effect under the rules and regulations of the Exchange Act for a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;
     (2) within 45 days (or the successor time period then in effect under the rules and regulations of the Exchange Act) after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q, containing the information required to be contained therein, or any successor or comparable form;
     (3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and
     (4) any other information, documents and other reports which the Company would be required to file with the Commission if it were subject to Section 13 or 15(d) of the Exchange Act; provided that the Company shall not be so obligated to file such reports with the Commission if the Commission does not permit such filing, in which event the Company shall make available such information to prospective purchasers of the Notes, in addition to providing such information to the Trustee and the Holders in each case within 15 days after the time the Company would be required to file such information with the Commission, if it were subject to Section 13 or 15(d) of the Exchange Act.
          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
          In the event that any direct or indirect parent company of the Company becomes a Guarantor of the Notes, this Indenture will permit the Company to satisfy its obligations under this Section 1009 with respect to financial information relating to the Company by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and the Restricted Subsidiaries on a standalone basis, on the other hand.
          Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement described in the Registration Rights Agreement (1) by the filing with the Commission of the exchange offer registration statement or shelf registration statement (or any other similar registration statement), and any amendments thereto, with such financial information that satisfies Regulation S-X, subject to exceptions consistent with the presentation of financial information in the Offering Memorandum, to the extent filed within the times specified above, or (2) by posting reports that would be required to be filed substantially in the form required by the Commission on the Company’s website (or that of any of its parent companies) or providing such reports to the Trustee within 15 days after the time the Company would be required to file such information with the Commission if it were subject to Section 13 or 15(d) of the

Exchange Act, the financial information that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in the Offering Memorandum, to the extent filed within the times specified above.
          SECTION 1010. Limitation on Restricted Payments.
          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:
     (1) declare or pay any dividend or make any distribution on account of the Company’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:
     (A) dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase such Equity Interests; or
     (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;
     (2) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company, including in connection with any merger or consolidation;
     (3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness other than
     (x) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; and
     (y) Indebtedness of the Company to a Restricted Subsidiary or a Restricted Subsidiary to the Company or another Restricted Subsidiary; or
     (4) make any Restricted Investment;
(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:
     (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;
     (B) immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness under Section 1011(a); and
     (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (B) thereof only) and (9) of Section 1010(b), but excluding all other Restricted Payments permitted by Section 1010(b)), is less than the sum of:

     (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing immediately preceding the Issue Date, to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit, plus
     (2) 100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by the Company since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to Section 1011(b) (13) from the issue or sale of:
     (x) Equity Interests of the Company, excluding cash proceeds and the Fair Market Value of marketable securities or other property received from the sale of:
          (A) Equity Interests to members of management, directors or consultants of the Company, any direct or indirect parent of the Company and the Company’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with Section 1010(b)(4) and
     (B) Designated Preferred Stock
and to the extent actually contributed to the Company, Equity Interests of the Company’s direct or indirect parents (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such corporations) or
     (y) debt securities or Disqualified Stock of the Company or any Restricted Subsidiary that have been converted into or exchanged for such Equity Interests of the Company or its direct or indirect parents; provided, however, that this clause (2) shall not include the proceeds from (a) Refunding Capital Stock (as defined below), (b) Equity Interests or converted or exchanged debt securities of the Company sold to a Restricted Subsidiary or the Company, as the case may be, (c) Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock or (d) Excluded Contributions, plus
     (3) 100% of the aggregate amount of cash and the Fair Market Value, of marketable securities or other property contributed to the capital of the Company following the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to Section 1011(b)(13)) (other than by a Restricted Subsidiary and other than by any Excluded Contributions), plus
     (4) 100% of the aggregate amount received in cash and the Fair Market Value, of marketable securities or other property received by the Company or a Restricted Subsidiary by means of
     (A) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company and its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company and its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments by the Company and its Restricted Subsidiaries, in each case after the Issue Date, or

          (B) the sale (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clause (10) of Section 1010(b) or to the extent such Investment constituted a Permitted Investment) or a dividend or distribution from an Unrestricted Subsidiary in each case after the Issue Date: plus
     (5) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Fair Market Value of the Investment in such Unrestricted Subsidiary, in the case of an Unrestricted Subsidiary, such Fair Market Value may exceed $25.0 million, in writing by an independent investment banking firm of nationally recognized standing, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clause (7) of Section 1010(b) or to the extent such Investment constituted a Permitted Investment.
     (b) The foregoing provisions shall not prohibit:
     (1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;
     (2) any Restricted Payment in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Company or of a direct or indirect parent company of the Company contributed to the capital of the Company (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (B) if immediately prior to the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company (“Retired Capital Stock”) the Company and the Restricted Subsidiaries would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent of the Company) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement;
     (3) the redemption, repurchase or other acquisition or retirement of the Subordinated Indebtedness of the Company or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Company or a Guarantor, as the case may be, which is incurred in compliance with Section 1011 so long as
     (A) the principal amount (or accreted value) of such new Indebtedness does not exceed the principal amount, plus any accrued and unpaid interest of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any premium and any reasonable tender premiums, defeasance costs or other fees and expenses incurred in connection with the issuance of such new Indebtedness,
     (B) such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the maturity of the Notes, and
     (C) such Indebtedness has a Weighted Average Life to Maturity which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired that were due on or after the date one year following the maturity date of any notes then outstanding were instead due on such date one year following the maturity date of such notes (provided that, in the case of this subclause (C)(y), such Indebtedness does not provide for any scheduled principal payments prior to the maturity date of the notes in excess of, or prior to, the scheduled principal payments due prior to such maturity for the Indebtedness being refunded or refinanced or defeased);
     (4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Company or any of its direct or indirect parents held by any future, present or former employee, director or consultant of the Company, any of its Subsidiaries or any of its direct or indirect parents pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $5.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $10.0 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed
     (A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Equity Interests of any of the Company’s direct or indirect parents, in each case to members of management, directors or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parents that occurred after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of Section 1010(a)(4)(C); plus
     (B) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date; less
     (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this Section 1010(b)(4);
provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by subclauses (A) and (B) above in any calendar year;
     (5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any other Restricted Subsidiary issued in accordance with the covenant described under Section 1011 to the extent such dividends are included in the definition of Fixed Charges;
     (6) (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Company after the Issue Date; provided that the aggregate amount of dividends paid pursuant to this clause (A) shall not exceed the aggregate amount of cash actually received by the Company from the sale of such Designated Preferred Stock; or
     (B) the declaration and payment of dividends to a direct or indirect parent of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent issued after the Issue Date, provided that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to the Company from the sale of such Designated Preferred Stock;
provided, however, in the case of each of (A) and (B) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance on a pro forma basis, the Company and the Restricted Subsidiaries would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

     (7) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, not to exceed $10.0 million and 0.75% of Total Assets at the time of such investment; provided, that the dollar amount of Investments made pursuant to this clause (7) may be reduced by the Fair Market Value of the proceeds received by the Company and/or its Restricted Subsidiaries from the subsequent sale, disposition or other transfer of such Investments (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
     (8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
     (9) the payment of dividends on the Company’s Common Stock after the Issue Date, of up to 6% per annum of the net proceeds received by or contributed to the Company in any public offering, other than public offerings registered on Form S-8 and other than any public sale constituting an Excluded Contribution;
     (10) Restricted Payments that are made with Excluded Contributions;
     (11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed $25.0 million;
     (12) the declaration and payment of dividends by the Company to, or the making of loans to, its direct parent in amounts required for either of their respective direct or indirect parents to pay:
     (A) franchise taxes and other fees, taxes and expenses required to maintain their corporate existence,
     (B) federal, state and local income taxes of a consolidated or combined tax group of which the direct or indirect parent is the common parent, to the extent such income taxes are attributable to the income of the Company and the Restricted Subsidiaries and not directly payable by the Company or the Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in no event will such dividends exceed the amounts that the Company and its Restricted and/or Unrestricted Subsidiaries (as applicable) would have paid as a standalone group,
     (C) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and the Restricted Subsidiaries,
     (D) general corporate overhead expenses of any direct or indirect parent of the Company to the extent such expenses are attributable to the ownership or operation of the Company and the Restricted Subsidiaries; and
     (E) any amounts required for any direct or indirect parent of the Company to pay fees and expenses, other than to Affiliates of the Company, related to any equity or debt offering of such parent, in an aggregate amount not to exceed $3.0 million from the Issue Date;
     (13) Restricted Payments by the Company or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;
     (14) the purchase by the Company of fractional shares arising out of stock dividends, splits or combinations or business combinations;

     (15) distributions or payments of Receivables Fees; and
     (16) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness required pursuant to the provisions similar to those described under Sections 1017 and 1018 hereof; provided that there is a concurrent or prior Change of Control Offer or Asset Sale Offer, as applicable, and all Notes tendered by holders of the Notes in connection with such Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;
provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (4), (5), (6), (7), (9) and (11) of this Section 1010(b), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.
          (c) As of the time of issuance of the Notes, all of the Company’s Subsidiaries shall be Restricted Subsidiaries. The Company shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary” in Section 101 of this Indenture. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 1010(a) or under clause (7), (10) or (11) of Section 1010(b), or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries shall not be subject to any of the restrictive covenants set forth in this Indenture.
          SECTION 1011. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.
          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Company shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Guarantor may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of preferred stock, if the Fixed Charge Coverage Ratio for the Company and the Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.
          (b) The foregoing limitations shall not apply to:
     (1) the incurrence of Indebtedness of the Company or any of the Restricted Subsidiaries under Credit Facilities in an aggregate amount at any time outstanding not to exceed the greater of (i) $60.0 million and (ii) the Borrowing Base at the date of such incurrence;
     (2) the incurrence by the Company and any Guarantor of Indebtedness represented by the Notes (including any Guarantee) (other than any Additional Notes);
     (3) Existing Indebtedness (other than Indebtedness described in clauses (1) and (2) above);

     (4) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and preferred stock incurred by the Company or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (4) and including all Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (4), does not exceed the greater of (x) $80.0 million and (y) 5.0% of Total Assets;
     (5) Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;
     (6) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;
     (7) Indebtedness of the Company to a Restricted Subsidiary; provided that, other than in the case of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Company and the Restricted Subsidiaries to finance working capital needs of the Restricted Subsidiaries, any such Indebtedness owing to a non-Guarantor is subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause (7);
     (8) Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that other than in the case of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Company and its Subsidiaries to finance working capital needs of the Subsidiaries, if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not the Company or a Guarantor such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided further that any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause (8);
     (9) shares of preferred stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to the Company or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock not permitted by this clause (9);

     (10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting:
     (A) interest rate risk; or
     (B) exchange rate risk with respect to any currency exchange; or
     (C) commodity risk; or
     (D) any combination of the foregoing;
     (11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practice;
     (12) Indebtedness of any Guarantor in respect of such Guarantor’s Guarantee;
     (13) Indebtedness, Disqualified Stock and preferred stock of the Company or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (13), does not at any one time outstanding exceed the sum of:
          (x) $100.0 million; and
          (y) 100% of the net cash proceeds received by the Company since immediately after the Issue Date from the issue or sale of Equity Interests of the Company or cash contributed to the capital of the Company (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to the Company or any of its Subsidiaries) as determined in accordance with clauses (C)(2) and (C)(3) of Section 1010(a)(4) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other investments, payments or exchanges pursuant to Section 1010(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (a) and (c) of the definition thereof);
provided further, however, that the aggregate amount of Indebtedness, Disqualified Stock and preferred stock incurred by Restricted Subsidiaries (other than Guarantors) pursuant to this clause (13) may not exceed $50.0 million outstanding at any one time;
     (14) (A) any guarantee by the Company or a Guarantor of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture, or
     (B) any guarantee by a Restricted Subsidiary of Indebtedness of the Company or another Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by the Company or such other Restricted Subsidiary is permitted under the terms of the Indenture;
     (15) the incurrence by the Company or any Restricted Subsidiary of Indebtedness, Disqualified Stock or preferred stock which serves to refund or refinance any Indebtedness, Disqualified Stock or preferred stock incurred as permitted under Section 1011 (a) and clauses (2) and (3) above, this clause (15) and clause (16) below or any Indebtedness, Disqualified Stock or preferred stock issued to so refund or refinance such Indebtedness, Disqualified Stock or preferred stock including additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums (including tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness

     (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the shorter of (x) remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or preferred stock being refunded or refinanced and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired that were due on or after the date one year following the maturity date of any notes then outstanding were instead due on such date one year following the maturity date of such notes (provided that, in the case of this subclause (15)(A)(y), such Indebtedness does not provide for any scheduled principal payments prior to the maturity date of the notes in excess of, or prior to, the scheduled principal payments due prior to such maturity for the Indebtedness, Disqualified Stock or preferred stock being refunded or refinanced or defeased),
     (B) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated in right of payment to the notes or any Guarantee of the notes, such Refinancing Indebtedness is subordinated in right of payment to the notes or such Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or preferred stock, such Refinancing Indebtedness must be Disqualified Stock or preferred stock, respectively; and
     (C) shall not include (x) Indebtedness, Disqualified Stock or preferred stock of a non-Guarantor Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of the Company, (y) Indebtedness, Disqualified Stock or preferred stock of a Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or preferred stock of a Guarantor, or (z) Indebtedness, Disqualified Stock or preferred stock of the Company or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of an Unrestricted Subsidiary;
     (16) Indebtedness, Disqualified Stock or preferred stock of Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that such Indebtedness, Disqualified Stock or preferred stock is not incurred in contemplation of such acquisition or merger; provided further that after giving effect to such acquisition or merger, either
     (A) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 1011(a) or
     (B) the Fixed Charge Coverage Ratio is greater than immediately prior to such acquisition or merger;
     (17) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence;
     (18) Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed the greater of $25.0 million and 15% of Total Assets of Foreign Subsidiaries at any time outstanding; provided that Indebtedness under this clause (18) may be incurred under any Credit Facility;
     (19) Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit; and
     (20) Indebtedness of the Company or any Restricted Subsidiary consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business.

          (c) For purposes of determining compliance with this Section 1011, in the event that an item of Indebtedness, Disqualified Stock or preferred stock meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or preferred stock described in clauses (1) through (20) of Section 1011(b) above or is entitled to be incurred pursuant to Section 1011(a), the Company, in its sole discretion, may classify or reclassify such item of Indebtedness in any manner that complies with this Section 1011 and the Company may divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 1011(a) and (b). Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or preferred stock shall not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock for purposes of this Section 1011.
          (d) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.
          (e) The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.
          (f) The Company shall not, and shall not permit any Guarantor to directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent in the same manner as such Indebtedness is subordinated in right of payment to other Indebtedness of the Company or such Guarantor, as the case may be.
          (g) (x) Unsecured Indebtedness shall not be treated as subordinated or junior to secured Indebtedness merely because it is unsecured or (y) Indebtedness shall not be treated as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral.
          SECTION 1012. Limitation on Liens.
          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien that secures obligations under any Indebtedness or any related Guarantees (the “Initial Lien”) of any kind upon any of their property or assets, now owned or hereafter acquired, except:
     (1) in the case of Initial Liens on any Collateral, any Initial Lien if such Initial Lien is a Permitted Lien; and
     (2) in the case of any other asset or property, any Initial Lien if (i) the Notes are equally and ratably secured with (or on a senior basis to, in the case such Initial Lien secures any Subordinated Indebtedness) the obligations secured by such Initial Lien or (ii) such Initial Lien is a Permitted Lien.
          Any Lien created for the benefit of the Holders pursuant to clause (2) of the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien, which release and discharge in the case of any sale of any such asset or property shall not affect any Lien that the Notes Collateral Agent may have on the proceeds from such sale.

          (b) As to any Permitted Senior Easement arising after the Issue Date, the Company or any Guarantor may request that the Holders of the Notes subordinate their interest to such Senior Permitted Easement. The Company or a Guarantor shall be required to deliver to the Trustee a certificate of an Officer describing in reasonable detail the proposed easement, certifying that such easement is a Permitted Senior Easement and attaching thereto the requested form of subordination agreement. The Trustee shall, within ten (10) Business Days after receipt of the request, execute and deliver to the grantee of any such Permitted Senior Easement an agreement subordinating the lien of such mortgage to such Permitted Senior Easement. The Company shall pay all fees and expenses related to the granting of a Permitted Senior Easement, including the Trustee’s out-of-pocket expenses incurred in connection therewith. The Trustee may conclusively rely on a certificate of the Company or a Guarantor stating that the Permitted Senior Easement is permitted by the terms of this agreement and such mortgage.
          SECTION 1013. Limitations on Transactions with Affiliates.
          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5.0 million, unless:
     (1) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and
     (2) the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $10.0 million, a resolution adopted by the majority of the Board of Directors approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above.
     (b) The foregoing provisions will not apply to the following:
     (1) transactions between or among the Company and/or any of the Restricted Subsidiaries;
     (2) Restricted Payments permitted by Section 1010 and the definition of “Permitted Investments”;
     (3) the payment of management, consulting, monitoring and advisory fees and related expenses to Sponsor and its Affiliates in an aggregate amount in any fiscal year not to exceed an amount per annum equal to $2.0 million;
     (4) the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Company, any of its direct or indirect parents or any Restricted Subsidiary;
     (5) payments by the Company or any Restricted Subsidiary to Sponsor, and its Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the Board of Directors of the Company in good faith;
     (6) transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 1013(a)(1);

     (7) payments or loans (or cancellation of loans) to employees or consultants of the Company, any of its direct or indirect parents or any Restricted Subsidiary which are approved by a majority of the Board of Directors of the Company in good faith;
     (8) any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment, taken as a whole, is no less favorable to the Company and its Restricted Subsidiaries than the agreement in effect on the date of the Indenture (as determined by the Board of Directors of the Company in good faith));
     (9) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such amendment or new agreement, taken as a whole, is no less favorable to the Company and its Restricted Subsidiaries than the agreement in effect on the date of this Indenture (as determined by the Board of Directors of the Company in good faith);
     (10) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party (as determined by the Board of Directors of the Company in good faith);
     (11) the issuance of Equity Interests (other than Disqualified Stock) of the Company to any Affiliate of the Company;
     (12) transactions or payments pursuant to any employee, officer or director compensation or benefit plans, employment agreements, severance agreement, indemnification agreements or any similar arrangements entered into in the ordinary course of business or approved in good faith by the Board of Directors of the Company;
     (13) transactions in the ordinary course with (i) Unrestricted Subsidiaries or (ii) joint ventures in which the Company or a Subsidiary of the Company holds or acquires an ownership interest (whether by way of Capital Stock or otherwise) so long as the terms of any such transactions are no less favorable to the Company or Subsidiary participating in such joint ventures than they are to other joint venture partners;
     (14) payments permitted under Section 1010(b)(12)(B) by the Company and/or its Subsidiaries pursuant to tax sharing agreements among the Company and its Subsidiaries on customary terms;
     (15) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person; and
     (16) sales of accounts receivable, or participations therein, in connection with any Receivables Facility.

          SECTION 1014. Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:
          (a) (1) pay dividends or make any other distributions to the Company or any Restricted Subsidiary on its Capital Stock or, with respect to any other interest or participation in, or measured by, its profits, or (2) pay any Indebtedness owed to the Company or any Restricted Subsidiary;
          (b) make loans or advances to the Company or any Restricted Subsidiary; or
          (c) sell, lease or transfer any of its properties or assets to the Company or any Restricted Subsidiary, except (in each case) for such encumbrances or restrictions existing under or by reason of:
     (1) contractual encumbrances or restrictions in effect on the Issue Date, including, without limitation, pursuant to the Credit Agreement and its related documentation;
     (2) this Indenture and the Notes;
     (3) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;
     (4) applicable law or any applicable rule, regulation or order;
     (5) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;
     (6) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary that impose restrictions on the assets to be sold;
     (7) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 1011 and 1012 that limit the right of the debtor to dispose of the assets securing such Indebtedness;
     (8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
     (9) other Indebtedness, Disqualified Stock or preferred stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to Section 1011 that impose restrictions solely on the Foreign Subsidiaries party thereto;
     (10) customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture;
     (11) customary provisions contained in leases and other agreements entered into in the ordinary course of business;

     (12) any such encumbrance or restriction with respect to a Foreign Subsidiary pursuant to an agreement governing Indebtedness incurred by such Foreign Subsidiary that was permitted by the terms of this Indenture to be incurred;
     (13) any such encumbrance or restriction pursuant to an agreement governing Indebtedness incurred pursuant to Section 1011(b)(1), which encumbrances or restrictions are, in the good faith judgment of the Company’s Board of Directors, no more restrictive, taken as a whole, than any such encumbrances or restrictions pursuant to the Credit Agreement on the Issue Date;
     (14) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors of the Company, no more restrictive, taken as a whole, with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and
     (15) restrictions created in connection with any Receivables Facility that, in the good faith determination of the Board of Directors of the Company, are necessary or advisable to effect such Receivables Facility.
          SECTION 1015. Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.
          (a) The Company shall not permit any Person to become a Restricted Subsidiary that is a Wholly-Owned Domestic Subsidiary, other than a Guarantor or a special-purpose Restricted Subsidiary formed in connection with Receivables Facilities, unless:
     (1) such Restricted Subsidiary within 30 days executes and delivers supplemental indentures to this Indenture providing for a guarantee of payment of the Notes by such Restricted Subsidiary; and
     (2) such Restricted Subsidiary waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its guarantee;
provided that this paragraph (a) shall not be applicable to any Person that becomes a Restricted Subsidiary so long as (i) the Total Assets of each such Person that becomes a Restricted Subsidiary are less than $25.0 million and the Total Assets of all such Persons that become Restricted Subsidiaries are less than $75.0 million in the aggregate, and (ii) the agreement governing the Acquired Indebtedness of any such Person contains a prohibition of such guarantee and such Acquired Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.
          (b) Notwithstanding the foregoing and the other provisions of this Indenture, any Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged:
     (1) upon any sale, exchange or transfer (by merger or otherwise) of all of the Company’s Capital Stock in such Guarantor (including any sale, exchange or transfer following which the applicable Guarantor is no longer a Restricted Subsidiary) or all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of this Indenture,

     (2) if such Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of this Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively; or
     (3) if the Company exercises its legal defeasance option or its covenant defeasance option as described under Article Thirteen hereof or if its obligations under this Indenture are discharged in accordance with the terms of this Indenture.
          SECTION 1016. Special Interest Notice.
          In the event that the Company is required to pay Special Interest to Holders of Notes pursuant to the Registration Rights Agreement, the Company will provide written notice (“Special Interest Notice”) to the Trustee of its obligation to pay Special Interest no later than fifteen days prior to the proposed payment date for the Special Interest, and the Special Interest Notice shall set forth the amount of Special Interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Special Interest, or with respect to the nature, extent, or calculation of the amount of Special Interest owed, or with respect to the method employed in such calculation of the Special Interest.
          SECTION 1017. Change of Control.
          (a) If a Change of Control occurs, the Company shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, the Company shall send notice of such Change of Control Offer by first class mail, with a copy to the Trustee, to each Holder to the address of such Holder appearing in the Note Register with a copy to the Trustee or otherwise in accordance with the procedures of DTC, with the following information:
     (1) a Change of Control Offer is being made pursuant to this Section 1017 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;
     (2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);
     (3) any Note not properly tendered will remain outstanding and continue to accrue interest;
     (4) unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on, but not including, the Change of Control Payment Date;
     (5) Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third business day preceding the Change of Control Payment Date;
     (6) Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes, provided that the Paying Agent receives, not later than the close of business on the last day of the Change of Control Offer period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes purchased;

     (7) if such notice is mailed prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and
     (8) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.
          (b) While the Notes are in global form and the Company makes an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes through the facilities of Depositary, Euroclear and Clearstream, subject to their rules and regulations.
          (c) [INTENTIONALLY DELETED].
          (d) The Company shall not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given pursuant to this Indenture as described under Section 1101, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control.
          (e) The Company shall comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.
          (f) On the Change of Control Payment Date, the Company shall, to the extent permitted by law,
     (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,
     (2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and
     (3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Company.
          (g) The Paying Agent shall promptly mail to each Holder the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          SECTION 1018. Asset Sales.
          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, cause, make or suffer to exist an Asset Sale, unless:
     (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of;
     (2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents;
     (3) to the extent that any consideration received by the Company or a Restricted Subsidiary in such Asset Sale constitute securities or other assets that constitute Collateral, such securities or other assets, including the assets of any Person that becomes a Guarantor as a result of such transaction, are concurrently with their acquisition added to the Collateral securing the Notes;
     (4) to the extent the Asset Sale involves assets constituting ABL Collateral, to repay (x) any Indebtedness under the Credit Agreement or any Indebtedness of the Company or a Guarantor that in each case is secured by a Lien on the ABL Collateral or (y) any Indebtedness of a Restricted Subsidiary that is not a Guarantor (and, in the case of revolving obligations under clause (y), to correspondingly reduce commitments with respect thereto), in each case other than Indebtedness owed to the Company or a Subsidiary of the Company; and
     (5) the Net Proceeds from any such Asset Sale of Collateral are paid directly by the purchaser thereof to the Notes Collateral Agent to be held in trust in an Asset Sale Proceeds Account for application in accordance with this Section 1018.
          The Company shall immediately after or prior to opening or designating any account or an Asset Sale Proceeds Account send a written notice identifying such account to the Trustee, the Notes Collateral Agent and the ABL Agent. The Asset Sale Proceeds Account shall not be subject to any liens, other than the lien of the Notes Collateral Agent. Neither the Company nor any Restricted Subsidiary shall commingle the amounts in the Asset Sale Proceeds Account with any other amounts, other than any other proceeds of an Asset Sale or other sale of Collateral.
          Within 365 days after the Company’s or a Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale covered by this clause (a) the Company or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale:
     (1) to make one or more offers to the Holders of the Notes (and, at the option of the Company, the holders of Other Pari Passu Lien Obligations) to purchase Notes (and such Other Pari Passu Lien Obligations) pursuant to and subject to the conditions contained in this Indenture (each, an “Asset Sale Offer”); provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (1), the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; provided further that if the Company or such Restricted Subsidiary shall so reduce any Other Pari Passu Lien Obligations, the Company shall equally and ratably reduce Indebtedness under the Notes by making an offer to all Holders of Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of the Notes, such offer to be conducted in accordance with the procedures set forth below for an Asset Sale Offer but without any further limitation in amount;

     (2) to make an investment in (a) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Company or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business; provided, further, that such investment is concurrently added to the Collateral securing the Notes;
     (3) to make an investment in (a) any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Company or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) other assets that, in each of (a), (b) and (c), replace the businesses, properties and assets that are the subject of such Asset Sale; provided, further, that such investment is concurrently added to the Collateral securing the Notes;
     (4) to the extent such Net Proceeds are not from Asset Sales of Collateral, to permanently reduce Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Company, a Guarantor or another Restricted Subsidiary; or
     (5) to the extent such Net Proceeds are from Asset Sales of ABL Collateral, in accordance with clause (4) of the preceding paragraph.
          Any Net Proceeds from the Asset Sales covered by this clause (a) that are not invested or applied as provided and within the time period set forth in the first sentence of the immediately preceding paragraph shall be deemed to constitute “Excess Proceeds.” In the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment; provided that (x) such investment is consummated within 545 days after receipt by the Company or any Restricted Subsidiary of the Net Proceeds of any Asset Sale and (y) if such investment is not consummated within the period set forth in subclause (x), the Net Proceeds not so applied will be deemed to be Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company shall make an Asset Sale Offer to all Holders, and, if required by the terms of any Other Pari Passu Lien Obligations, to the holders of such Other Pari Passu Lien Obligations, to purchase the maximum principal amount of Notes and such Other Pari Passu Lien Obligations, that are $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Company shall commence an Asset Sale Offer with respect to Excess Proceeds within 30 days after the date that Excess Proceeds exceed $25.0 million by mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes and such Other Pari Passu Lien Obligations tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of Notes or the Other Pari Passu Lien Obligations surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Notes and such Other Pari Passu Lien Obligations will be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Other Pari Passu Lien Obligations tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. After the Company or any Restricted Subsidiary has applied the Net Proceeds from any Asset Sale of any Collateral as provided in, and within the time periods required by, this paragraph (a), the balance of such Net Proceeds, if any, from such Asset Sale of Collateral shall be released by the Notes Collateral Agent to the Company or such Restricted Subsidiary for use by the Company or such Restricted Subsidiary for any purpose not prohibited by the terms of this Indenture.
          (b) For the purposes of this Section 1018, any sale by the Company or a Restricted Subsidiary of the Capital Stock of the Company or a Restricted Subsidiary that owns assets constituting Collateral shall be deemed to be sale of such Collateral.

          (c) For purposes of this Section 1018, the following are deemed to be cash or Cash Equivalents:
     (1) any liabilities (as shown on the Company’s, or such Restricted Subsidiary’s most recent internally available balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary constituting Other Pari Passu Lien Obligations, indebtedness secured by assets of the Company or a Guarantor not constituting Collateral or indebtedness of a non-Guarantor that are assumed by the transferee of any such assets and for which the Company and all Restricted Subsidiaries have been validly released by all creditors in writing;
     (2) any securities received by the Company, a Guarantor or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale;
     (3) any stock or assets of the kind referred to in Section 1018(a)(3); and
     (4) any Designated Non-cash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (4) that is at that time outstanding, not to exceed the greater of (x) $45.0 million and (y) 3.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.
          (d) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof. If less than all of the Notes or such Other Pari Passu Lien Obligations are to be redeemed, Section 1108 shall apply.
          SECTION 1019. Waiver of Certain Covenants.
          The Company and the Restricted Subsidiaries may omit in any particular instance to comply with any term, provision or condition set forth in or Sections 1004 through 1008, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.
          SECTION 1020. Further Assurances, Post-Closing Obligations and After-Acquired Property.
          (a) The Company and each Guarantor shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Notes Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents. In addition, from time to time, the Company will reasonably promptly secure the obligations under this Indenture and the Security Documents by pledging or creating, or causing to be pledged or created, perfected security interests and Liens with respect to the Collateral. Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Notes Collateral Agent, and the Company shall deliver or cause to be delivered to Notes Collateral Agent all such instruments and documents (including certificates and legal opinions) as the Notes Collateral Agent shall reasonably request to evidence compliance with this covenant. The Company agrees to provide such evidence as the Notes Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien; provided, however, the Company shall not be required to provide title insurance policies with respect to any Mortgaged Property or any other evidence of priority of any Mortgage, except that the Notes Collateral Agent shall have the right to require title searches with respect to any parcels of real property that are part of any Mortgaged Property if (i) the Notes Collateral Agent has received notice, or reasonably believes, that such parcels are subject to Liens that are not Permitted Liens or (ii) an Event of Default has occurred and is continuing. Notwithstanding the foregoing, Mortgages shall not be given if third party consents are required nor will Mortgages be recorded in states with a significant Mortgage recording tax such as Alabama and Virginia (except in the case of the Alabama and Virginia Mortgages, the Company and each Guarantor shall cause, within 30 days, such mortgages to be recorded upon the Fixed Charge Ratio falling below 1.75).
          (b) The Company shall, and shall cause each applicable Guarantor to, within sixty (60) days after the Issue Date, deliver to the Trustee and the Notes Collateral Agent each of the following:
     (i) a Mortgage in favor of the Notes Collateral Agent encumbering the fee, leasehold or other interest, as the case may be, in each Mortgaged Property, duly executed and acknowledged by the Company or Guarantor that is the owner or holder of the fee, leasehold or other interest constituting each such Mortgaged Property, in form for recording in the appropriate recording office of the political subdivision where such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof and such financing statements and other similar statements as are contemplated in respect of each such Mortgage by the local counsel opinion referred to in subparagraph (v) below, and any other instruments necessary to grant the interests purported to be granted by each such Mortgage under the laws of any applicable jurisdiction, which Mortgages and financing statements and other instruments shall be effective to create a Lien on such Mortgaged Property in favor of the Notes Collateral Agent for the benefit of the Noteholder Secured Parties, subject to no Liens other than of the type described in clauses (2), (3), (5), (6), (14) and (23) of the definition of “Permitted Liens”;
     (ii) certificates of insurance (including, evidence of flood insurance, if applicable) covering the Mortgaged Property, which certificates reflect the Notes Collateral Agent for the benefit of the Noteholder Secured Parties, as additional insured and loss payee, as applicable, and mortgagee, and shall otherwise bear endorsements of the type required by Section 1007;
     (iii) checks or wire transfers to the title insurance company in respect of amounts in payment of required mortgage recording taxes, recording costs and other fees and charges due in respect of or in connection with the execution, delivery or recording of the Mortgages (other than in Alabama and Virginia), financing statements and other instruments contemplated by clause (i) of this Section 1020(b);
     (iv) copies of all Leases (as defined in the Mortgages) and memoranda of leases with respect to each Mortgaged Property with respect to which the Company or any Guarantor holds a leasehold interest;
     (v) an opinion from each local counsel listed on Schedule IV to the Purchase Agreement that shall be substantially in the form of Annex E to the Purchase Agreement; and
     (vi) opinions of counsel for the Company and the Guarantors regarding due authorization, execution and delivery of the Mortgages.
          (c) In furtherance of the foregoing, promptly following the acquisition by the Company, any Guarantor or any Foreign Subsidiary described in clause (ii) of the definition thereof of any After-Acquired Property (but subject to the limitations, if applicable, described in the Security Documents), the Company, such Guarantor or such Foreign Subsidiary shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Notes Collateral Agent a perfected security interest in such After-Acquired Property and to have such After-Acquired Property added to the Collateral and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect. Notwithstanding the foregoing, the Company shall not be required to obtain any title insurance or surveys with respect to any of such properties nor will mortgages be given if third party consents are required.
          SECTION 1021. Information Regarding Collateral.
          (a) The Company will furnish to the Notes Collateral Agent, with respect to the Company or any Guarantor, prompt written notice of any change in such Person’s (i) legal name, (ii) jurisdiction of organization or formation, (iii) identity or corporate structure or (iv) Organizational Identification Number. The Company and the Guarantors will agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made or will have been made within any applicable statutory period under the Uniform Commercial Code or otherwise that are required in order for the Notes Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Company also agrees promptly to notify the Notes Collateral Agent if any material portion of the Collateral is damaged, destroyed or condemned.
          (b) Each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year, the Company shall deliver to the Trustee a certificate of a financial officer setting forth the information required pursuant to the schedules required by the Security Documents or confirming that there has been no change in such information since the date of the prior annual financial statements.
          SECTION 1022. [Intentionally Deleted].
          SECTION 1023. Discharge and Suspension of Covenants.
          (a) If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), Section 801(4) hereof, Section 1010 hereof, Section 1011 hereof, Section 1013 hereof, Section 1014 hereof, and Section 1018 hereof shall no longer be applicable to such Notes (collectively, the “Suspended Covenants”).
          (b) In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies (1) withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating and/or (2) the Company or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, then the Company and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events, including, without limitation, a proposed transaction described in clause (2) above.
          (c) The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset at zero. During the Suspension Period no additional subsidiary may be designated an Unrestricted Subsidiary unless such designation would have been permitted if Section 1010 had been in effect at all times during the Suspension Period. In the event of any such reinstatement, no action taken or omitted to be taken by the Company or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under this Indenture with respect to any Notes; provided that (1) with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made will be calculated as though Section 1010 hereof had been in effect prior to, but not during the Suspension Period, and (2) all Indebtedness incurred, or Disqualified Stock or preferred stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to Section 1011(b)(3) hereof.

          The Company shall deliver promptly to the Trustee an Officers’ Certificate notifying it of any such occurrence under this Section 1023.
ARTICLE ELEVEN
REDEMPTION OF NOTES
          SECTION 1101. Right of Redemption.
          (a) Except as set forth below, the Notes are not redeemable at the Company’s option until July 1, 2013. From and after July 1, 2013, the Company may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Note Register at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to, but not including, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on July 1 of each of the years indicated below:

Year	Percentage
2013	104.625%
2014	102.313%
2015 and thereafter	100.000%
          (b) In addition to the optional redemption of the Notes in accordance with the provisions of subclause (a) above, at any time prior to July 1, 2012, the Company may, at its option, redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a Redemption Price equal to 109.25% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date, with the net proceeds of one or more Equity Offerings of the Company or any direct or indirect parent of the Company to the extent such net proceeds are contributed to the capital of the Company; provided that at least 65% of the sum of the aggregate principal amount of Notes remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.
          (c) Additionally, during any 12-month period commencing on the Issue Date, the Company will be entitled at its option to redeem up to 10% of the aggregate principal amount of the Notes issued under this Indenture at a Redemption Price equal to 103.000% of the aggregate principal amount thereof, plus accrued interest thereon, if any, to, but not including, the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date. Notice of any such redemption must be mailed by first-class mail to each Holder’s registered address, not less than 30 or more than 60 days prior to the redemption date.
          (d) At any time prior to July 1, 2013, the Company may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a Redemption Price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to, but not including, the Redemption Date, subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date.
          (e) Notice of redemption upon any Equity Offering or in connection with a transaction (or series of related transactions) that constitute a Change of Control may, at the Company’s option and discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or Change of Control, as the case may be.

          SECTION 1102. Applicability of Article.
          Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.
          SECTION 1103. Election To Redeem; Notice to Trustee.
          The election of the Company to redeem any Notes pursuant to Section 1101 above shall be evidenced by a Company Order. In case of any redemption at the election of the Company, the Company shall, at least 30 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1104.
          SECTION 1104. Selection by Trustee of Notes To Be Redeemed.
          If less than all of the Notes or such Other Pari Passu Lien Obligations are to be redeemed at any time, selection of such Notes for redemption, will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, on a pro rata basis or by lot or such similar method in accordance with the procedures of DTC; provided that no Notes of $2,000 or less shall be purchased or redeemed in part.
          Notices of purchase or redemption shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of Notes to be purchased or redeemed at such Holder’s registered address. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.
          A new Note in principal amount equal to the unpurchased or unredeemed portion of any Note purchased or redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase or Redemption Date, unless the Company defaults in payment of the purchase or Redemption Price, interest shall cease to accrue on Notes or portions thereof purchased or called for redemption.
          SECTION 1105. Notice of Redemption.
          Notice of redemption shall be given in the manner provided for in Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder to be redeemed. Except as set forth in Section 1101(e), notices of redemption may not be conditional.
          All notices of redemption shall state:
     (1) the Redemption Date,
     (2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1107, if any,
     (3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,
     (4) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

     (5) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section 1107) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date,
     (6) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any,
     (7) the name and address of the Paying Agent,
     (8) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,
     (9) the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes,
     (10) the paragraph of the Notes pursuant to which the Notes are to be redeemed; and
     (11) any condition to such redemption.
          Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.
          SECTION 1106. Deposit of Redemption Price.
          On or before 10:00 a.m. New York City time on Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest, if any, on, all the Notes which are to be redeemed on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest, if any, on, all Notes to be redeemed or purchased.
          SECTION 1107. Notes Payable on Redemption Date.
          Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest and Special Interest, if any, to the Redemption Date) (except as provided in Section 1101(e)), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest and Special Interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.
          If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.
          SECTION 1108. Notes Redeemed in Part.
          Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.
ARTICLE TWELVE
GUARANTEES
          SECTION 1201. Guarantees.
          Each Guarantor hereby jointly and severally, unconditionally and irrevocably guarantees the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, that: (a) the principal of (and premium, if any) and interest on or Special Interest in respect of, the Notes will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (a) and (b) above, to the limitation set forth in Section 1205 hereof.
          Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.
          Each Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note, this Indenture and such Guarantee. Each Guarantor acknowledges that the Guarantee is a guarantee of payment and not of collection. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Guarantee without first proceeding against the Company or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the Maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.
          If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee on the other hand, (x) subject to this Article Twelve, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article

Five hereof for the purposes of the Guarantee of such Guarantor notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligation as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.
          Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
          SECTION 1202. Severability.
          In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          SECTION 1203. Restricted Subsidiaries.
          (a) The Company shall cause any Restricted Subsidiary required to guarantee payment of the Notes pursuant to the terms and provisions of Section 1015 to (i) execute and deliver to the Trustee a supplemental indenture in the form of Exhibit E hereto in accordance with the provisions of Article Nine of this Indenture pursuant to which such Restricted Subsidiary shall guarantee all of the obligations on the Notes, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Company under Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) and other amounts due in connection therewith (including any fees, expenses and indemnities), on a senior secured basis and (ii) execute and deliver a supplement or such comparable documentation to become a Grantor under the Security Agreement and the other Security Documents and to take all actions to cause the Lien created by the Security Documents to be duly perfected to the extent required by such documents. Upon the execution of any such amendment or supplement, the obligations of the Guarantors and any such Restricted Subsidiary under their respective Guarantees shall become joint and several and each reference to the “Guarantor” in this Indenture shall, subject to Section 1208, be deemed to refer to all Guarantors, including such Restricted Subsidiary. Such Guarantee shall be released in accordance with Section 803 and Section 1015(b).
          SECTION 1204. Ranking of Guarantee.
          The Guarantee issued by any Guarantor shall be a senior obligation of such Guarantor and will be secured by a first-priority lien on the Collateral owned by such Guarantor, subject to Permitted Liens. The Guarantees shall: (a) rank equally in right of payment with all existing and future senior Indebtedness of the Guarantor, (b) be senior in right of payment to all existing and future Subordinated Indebtedness of each Guarantor, (c) be effectively senior to the guarantee of the Credit Agreement by such Guarantor to the extent of the value of the Collateral owned by such Guarantor, (d) be effectively subordinated to the guarantee of such Guarantor under the Credit Agreement to the extent of the value of the ABL Collateral owned by such Guarantor and (e) be structurally subordinated to Indebtedness and other liabilities of Subsidiaries of such Guarantor that do not Guarantee the Notes.
          SECTION 1205. Limitation of Guarantors’ Liability.
          Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, the Holders and each such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to this Section 1205, result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance.
          SECTION 1206. Contribution.
          In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under a Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the respective net assets of each Guarantor (including the Funding Guarantor) determined in accordance with GAAP for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Notes or any other Guarantor’s obligations with respect to the Guarantee of such Guarantor.
          SECTION 1207. Subrogation.
          Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 1201; provided, however, that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.
          SECTION 1208. Reinstatement.
          Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 1201 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy or insolvency of the Company or any Guarantor.
          SECTION 1209. Release of a Guarantor.
          Concurrently with the discharge of the Notes under Section 401, the Legal Defeasance of the Notes under Section 1302 hereof, or the Covenant Defeasance of the Notes under Section 1303 hereof, the Guarantors shall be released from all their obligations under their Guarantees under this Article Twelve. Any Guarantor shall be released from all its obligations under its Guarantee in accordance with Section 803 and Section 1015(b).
          SECTION 1210. Benefits Acknowledged.
          Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and from its guarantee and waivers pursuant to its Guarantees under this Article Twelve.

ARTICLE THIRTEEN
DEFEASANCE AND COVENANT DEFEASANCE
          SECTION 1301. Company’s Option To Effect Legal Defeasance or Covenant Defeasance.
          The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 1302 or Section 1303 applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Thirteen.
          SECTION 1302. Legal Defeasance and Discharge.
          Upon the Company’s exercise under Section 1301 of the option applicable to this Section 1302, each of the Company and the Guarantors shall be deemed to have been discharged from its respective obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 1304 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that each of the Company and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes (including the Guarantees), which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1305 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Notes, the Guarantees and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Notes to receive payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, solely out of the trust described in Section 1304, (B) the Company’s obligations with respect to such Notes under Sections 304, 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the obligations of each of the Company and the Guarantors in connection therewith and (D) this Article Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303 with respect to the Notes.
          SECTION 1303. Covenant Defeasance.
          Upon the Company’s exercise under Section 1301 of the option applicable to this Section 1303, each of the Company and the Guarantors shall be released from its respective obligations under any covenant contained in Sections 801, 802 and in Sections 1005, 1006, 1007, 1009 through 1022 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes and Guarantees, the Company or any Guarantor, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 501(3), 501(4), 501(5) and 501(7) and, with respect to only any Significant Subsidiary and not the Company, Section 501(6), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.
          SECTION 1304. Conditions to Legal Defeasance or Covenant Defeasance.
          The following shall be the conditions to application of either Section 1302 or Section 1303 to the Outstanding Notes:
     (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefit of the Holders of such Notes; (A) cash in U.S. dollars, or (B) Government Securities, or (C) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment banking firm, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest on the Outstanding Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any, or, interest due on the Notes; provided that the Trustee shall have been irrevocably instructed to apply such cash or the proceeds of such Government Securities to said payments with respect to the Notes. Before such a deposit, the Company may give to the Trustee, in accordance with Section 1103 hereof, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing;
     (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,
     (A) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or
     (B) since the issuance of the Notes, there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (4) no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit) or the granting of Liens in connection therewith shall have occurred and be continuing on the date of such deposit;
     (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Credit Agreement or any other material agreement or instrument (other than this Indenture) to which, the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith);
     (6) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or any Guarantor or others; and
     (7) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.
          SECTION 1305. Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions.
          Subject to the provisions of the last paragraph of Section 1003, all cash and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1305, the “Trustee”) pursuant to Section 1304 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money or Government Securities need not be segregated from other funds except to the extent required by law.
          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.
          Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Securities held by it as provided in Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article.
          SECTION 1306. Reinstatement.
          If the Trustee or any Paying Agent is unable to apply any money or Government Securities in accordance with Section 1305 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and each Guarantor’s obligations under this Indenture and the Outstanding Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 1302 or 1303, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 1305; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
ARTICLE FOURTEEN
SECURITY
          SECTION 1401. Collateral and Security Documents.
          (a) The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other obligations of the Company and the Guarantors to the Holders, the Trustee or the Notes Collateral Agent under this Indenture, the Notes, the Intercreditor Agreement and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the obligations, subject to the terms of the Intercreditor Agreement. The Trustee and the Company hereby acknowledge and agree that the Notes Collateral Agent holds the Collateral in trust for the benefit of the Noteholder Secured Parties, in each case pursuant to the terms of the Security Documents and the Intercreditor Agreement. Each Holder,

by accepting a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreement, and authorizes and directs the Notes Collateral Agent to enter into the Security Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Notes Collateral Agent copies of all documents pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 1401, to assure and confirm to the Notes Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall, and shall cause the Subsidiaries of the Company to, take any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Intercreditor Agreement), in favor of the Notes Collateral Agent for the benefit of the Noteholder Secured Parties. The Company shall, and shall cause the Subsidiaries of the Company to, and each Subsidiary shall, make all filings (including filings of continuation statements and amendments to financing statements that may be necessary to continue the effectiveness of such financing statements) or recordings and take all other actions as are necessary or required by the Security Documents to maintain (at the sole cost and expense of the Company and its Subsidiaries) the security interest created by the Security Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under the Security Documents) as a perfected first priority security interest subject only to Permitted Liens.
          SECTION 1402. Recordings and Opinions.
          (a) To the extent applicable, the Company will cause TIA § 313(b), relating to reports, TIA § 314(d), relating to the release of property or securities subject to the Lien of the Security Documents and TIA § 314(b), to be complied with.
          (b) Any release of Collateral permitted by Section 1403 hereof will be deemed not to impair the Liens under this Indenture and the Security Agreement and the other Security Documents in contravention thereof. Any certificate or opinion required by TIA § 314(d) may be made by an officer or legal counsel, as applicable, of the Company except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the Trustee.
          (c) Notwithstanding anything to the contrary in this Section 1402, the Company will not be required to comply with all or any portion of TIA § 314(d) if it reasonably determines that under the terms of TIA § 314(d) or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to any release or series of releases of Collateral. Without limiting the generality of the foregoing, the Company and the Guarantors may, subject to the other provisions of this Indenture, among other things, without any release or consent by the Noteholder Secured Parties, conduct ordinary course activities with respect to the Collateral, including, without limitation, (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents that has become worn out, defective, obsolete or not used or useful in the business; (ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of this Indenture or any of the Security Documents; (iii) surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents that it may own or under which it may be operating; (iv) altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances; (v) granting a license of any intellectual property; (vi) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (vii) collecting accounts receivable in the ordinary course of business as permitted by Section 1018; (viii) making cash payments (including for the repayment of Indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by this Indenture and the Security Documents; and (ix) abandoning any intellectual property that is no longer used or useful in the Company’s business.

          SECTION 1403. Release of Collateral.
          (a) Subject to Sections 1402(b) and 1404 hereof, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement or as provided hereby. The Company and the Guarantors will be entitled to a release of property and other assets included in the Collateral from the Liens securing the Notes and the Guarantees, and the Trustee (subject to its receipt of an Officer’s Certificate and Opinion of Counsel as provided below) shall release, or instruct the Notes Collateral Agent to release, as applicable, the same from such Liens as the Company’s sole cost and expense, under one or more of the following circumstances:
     (1) to enable the Company or any Guarantor to sell, exchange or otherwise dispose of any of the Collateral to the extent not prohibited under Section 1018;
     (2) [INTENTIONALLY DELETED];
     (3) in the case of a Guarantor that is released from its Guarantee with respect to the Notes, the release of the property and assets of such Guarantor;
     (4) pursuant to an amendment or waiver in accordance with Article Nine of this Indenture; or
     (5) if the Notes have been discharged or defeased pursuant to Article Four or Article Thirteen.
          (b) Upon receipt of an Officers’ Certificate and an Opinion of Counsel certifying that all conditions precedent under this Indenture and the Security Documents (and TIA Section 314(d), if applicable), if any, to such release have been met and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Trustee shall, or shall cause the Notes Collateral Agent to, execute, deliver or acknowledge (at the Company’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents or the Intercreditor Agreement. Neither the Trustee nor the Notes Collateral Agent shall be liable for any such release undertaken in good faith in reliance upon any such Officers’ Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Security Document to the contrary, the Trustee and Notes Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officers’ Certificate and Opinion of Counsel.
          SECTION 1404. Certificates of the Trustee.
          In the event that the Company wishes to release Collateral in accordance with this Indenture, the Security Documents and the Intercreditor Agreement at a time when the Trustee is not itself also the Notes Collateral Agent and the Company has delivered the certificates and documents required by the Security Documents and Section 1403 hereof, if TIA § 314(d) is applicable to such releases (the applicability of which will be established to the reasonable satisfaction of the Trustee), the Trustee will determine whether it has received all documentation required by TIA § 314(d) in connection with such release (which determination may be based upon the Opinion of Counsel hereafter described) and, based on an Opinion of Counsel pursuant to Section 102, will deliver a certificate to the Notes Collateral Agent setting forth such determination. The Trustee, however, shall have no duty to confirm the legality, genuineness, accuracy, contents or validity of such documents (or any signature appearing therein), its sole duty being to certify its receipt of such documents which, on their face (and assuming that they are what they purport to be), conform to § 314(d) of the TIA.
          SECTION 1405. Suits To Protect the Collateral.
          Subject to the provisions of Article Six hereof and the Intercreditor Agreement, the Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may or may direct the Notes Collateral Agent to take all actions it deems necessary or appropriate in order to:

     (a) enforce any of the terms of the Security Documents; and
     (b) collect and receive any and all amounts payable in respect of the obligations hereunder.
          Subject to the provisions of the Security Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders or the Trustee). Nothing in this Section 1405 shall be considered to impose any such duty or obligation to act on the part of the Trustee.
          SECTION 1406. Authorization of Receipt of Funds by the Trustee Under the Security Documents.
          Subject to the provisions of the Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.
          SECTION 1407. Purchaser Protected.
          In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Notes Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article Fourteen to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.
          SECTION 1408. Powers Exercisable by Receiver or Trustee.
          In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article Fourteen upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any officer or officers thereof required by the provisions of this Article Fourteen; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.
          SECTION 1409. Release upon Termination of the Company’s Obligations.
          In the event that the Company delivers to the Trustee, in form and substance reasonably acceptable to it, an Officers’ Certificate certifying that (i) payment in full of the principal of, together with accrued and unpaid interest (including additional interest, if any) on, the Notes and all other Obligations under this Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid or (ii) the Company shall have exercised its Legal Defeasance option or its Covenant Defeasance option, in each case in compliance with the provisions of Article Thirteen, the Trustee shall deliver to the Company and the Notes Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Trustee pursuant to Article Thirteen), and any rights it has under the Security Documents, and upon receipt by the Notes Collateral Agent of such notice, the Notes Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably necessary to release such Lien as soon as is reasonably practicable.

          SECTION 1410. Notes Collateral Agent.
          (a) The Trustee and each of the Holders by acceptance of the Notes hereby designates and appoints the Notes Collateral Agent as its collateral agent under this Indenture, the Security Agreement, the Security Documents and the Intercreditor Agreement and the Trustee and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Notes Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Security Agreement, the Security Documents and the Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Notes Collateral Agent by the terms of this Indenture, the Security Agreement, the Security Documents and the Intercreditor Agreement, together with such powers as are reasonably incidental thereto. The Notes Collateral Agent agrees to act as such on the express conditions contained in this Section 1410. The provisions of this Section 1410 are solely for the benefit of the Notes Collateral Agent and none of the Trustee, any of the Holders nor the Company or any of the Guarantors shall have any rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in Section 1403. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Agreement, the Security Documents and the Intercreditor Agreement, the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Notes Collateral Agent have or be deemed to have any fiduciary relationship with the Trustee, any Holder or the Company or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Agreement, the Security Documents and the Intercreditor Agreement or otherwise exist against the Notes Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Indenture, the Notes Collateral Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Notes Collateral Agent is expressly entitled to take or assert under this Indenture, the Security Agreement, the Security Documents and the Intercreditor Agreement, including the exercise of remedies pursuant to Article Five, and any action so taken or not taken shall be deemed consented to by the Trustee and the Holders.
          (b) The Notes Collateral Agent may execute any of its duties under this Indenture, the Security Documents or the Intercreditor Agreement by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Notes Collateral Agent shall not be responsible for the negligence or misconduct of any agent, employee or attorney-in-fact that it selects as long as such selection was made without negligence or willful misconduct.
          (c) None of the Notes Collateral Agent or any of its agents or employees shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own negligence or willful misconduct) or under or in connection with the Security Agreement, any Security Document or Intercreditor Agreement or the transactions contemplated thereby (except for its own negligence or willful misconduct), or (ii) be responsible in any manner to the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any Guarantor, contained in this or any Indenture, or in any certificate, report, statement or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this or any other Indenture, the Security Agreement, the Security Documents or the Intercreditor Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this or any other Indenture, the Security Agreement, the Security Documents or the Intercreditor Agreement, or for any failure of the Company or any Guarantor or any other party to this Indenture, the Security Agreement, the Security Documents or the Intercreditor Agreement to perform its obligations hereunder or thereunder. None of the Notes Collateral Agent or any of its agents or employees shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this or any other Indenture, the Security Agreement, the Security Documents or the Intercreditor Agreement or to inspect the properties, books or records of the Company or any Guarantor.

          (d) The Notes Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any Guarantor), independent accountants and other experts and advisors selected by the Notes Collateral Agent. The Notes Collateral Agent shall be fully justified in failing or refusing to take any action under this or any other Indenture, the Security Documents or the Intercreditor Agreement unless it shall first receive such advice or concurrence of the Trustee as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Notes Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this or any other Indenture, the Security Documents or the Intercreditor Agreement in accordance with a request or consent of the Trustee and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.
          (e) The Notes Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Notes Collateral Agent shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Notes Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article Five (subject to Section 1410); provided, however, that unless and until the Notes Collateral Agent has received any such request, the Notes Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.
          (f) U.S. Bank National Association and its Affiliates (and any successor Notes Collateral Agent and its Affiliates) may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with the Company and the Guarantors as though it was not the Notes Collateral Agent hereunder and without notice to or consent of the Trustee. The Trustee and the Holders acknowledge that, pursuant to such activities, U.S. Bank National Association or its Affiliates (and any successor Notes Collateral Agent and its Affiliates) may receive information regarding the Company and the Guarantors (including information that may be subject to confidentiality obligations in favor of the Company and the Guarantors) and acknowledge that the Notes Collateral Agent shall not be under any obligation to provide such information to the Trustee or the Holders. Nothing herein shall impose or imply any obligation on the part of U.S. Bank National Association (or any successor Notes Collateral Agent) to advance funds.
          (g) The Notes Collateral Agent may resign at any time upon thirty (30) days prior written notice to the Trustee and the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Notes Collateral Agent. If the Notes Collateral Agent resigns under this Indenture, the Trustee, subject to the consent of the Company (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), shall appoint a successor Notes Collateral Agent. If no successor notes collateral agent is appointed prior to the intended effective date of the resignation of the Notes Collateral Agent (as stated in the notice of resignation), the Notes Collateral Agent may appoint, after consulting with the Trustee, subject to the consent of the Company (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor notes collateral agent. If no successor notes collateral agent is appointed and consented to by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Notes Collateral Agent shall be entitled to petition at the expense of the Company a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor notes collateral agent hereunder, such successor notes collateral agent shall succeed to all the rights, powers and duties of the retiring Notes Collateral Agent, and the term “Notes Collateral Agent” shall mean such successor notes collateral agent, and the retiring Notes Collateral Agent’s appointment, powers and duties as the Notes Collateral Agent shall be terminated. After the retiring Notes Collateral Agent’s resignation hereunder, the provisions of this Section 1410 (and Section 1412) shall continue to inure to its benefit and the retiring Notes Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Notes Collateral Agent under this Indenture.

          (h) The Trustee shall initially act as Notes Collateral Agent and shall be authorized to appoint co-Notes Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreement, neither the Notes Collateral Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Notes Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Notes Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, gross negligence or bad faith.
          (i) The Trustee, as such and as Notes Collateral Agent, is authorized and directed by the Holders and the Holders by acquiring the Notes and deemed to have authorized the Trustee and Notes Collateral Agent to (i) enter into the Security Agreement and the Security Documents, (ii) enter into the Intercreditor Agreement, (iii) bind the Holders on the terms as set forth in the Security Agreement, the Security Documents and the Intercreditor Agreement and (iv) perform and observe its obligations under the Security Agreement, the Security Documents and the Intercreditor Agreement.
          (j) The Trustee agrees that it shall not (and shall not be obliged to), and shall not instruct the Notes Collateral Agent to, unless specifically requested to do so by a majority of the Holders, take or cause to be taken any action to enforce its rights under this Indenture or against the Company and the Guarantors, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.
          (k) The Trustee is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Company, the Trustee shall notify the Notes Collateral Agent thereof, and, promptly upon the Notes Collateral Agent’s request therefor, shall deliver such Collateral to the Notes Collateral Agent or otherwise deal with such Collateral in accordance with the Notes Collateral Agent’s instructions.
          (l) The Notes Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Company and the Guarantors or is cared for, protected or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Grantor’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Notes Collateral Agent pursuant to this Indenture, any Security Document or the Intercreditor Agreement, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Notes Collateral Agent may act in any manner it may deem appropriate, in its sole discretion given the Notes Collateral Agent’s own interest in the Collateral, and that the Notes Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.
          (m) If the Company (i) incurs any obligations in respect of Lenders Debt at any time when no intercreditor agreement is in effect or at any time when Indebtedness constituting Lenders Debt entitled to the benefit of an existing Intercreditor Agreement is concurrently retired, and (ii) delivers to the Notes Collateral Agent an Officers’ Certificate so stating and requesting the Notes Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the Intercreditor Agreement) in favor of a designated agent or representative for the holders of the Lenders Debt so incurred, the Notes Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Company, including legal fees and expenses of the Notes Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

          (n) No provision of this Indenture, the Security Agreement, the Intercreditor Agreement or any Security Document shall require the Notes Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Notes Collateral Agent) if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.
          (o) The Notes Collateral Agent (i) shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers, or for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Notes Collateral Agent was grossly negligent in ascertaining the pertinent facts, (ii) shall not be liable for interest on any money received by it except as the Notes Collateral Agent may agree in writing with the Company (and money held in trust by the Notes Collateral Agent need not be segregated from other funds except to the extent required by law), and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Notes Collateral Agent shall not be construed to impose duties to act.
          SECTION 1411. Designations.
          Except as provided in the next sentence, for purposes of the provisions hereof and of the Intercreditor Agreement requiring the Company to designate Indebtedness for the purposes of the terms “Lenders Debt” and “Other Pari Passu Lien Obligations” or any other such designations hereunder or under the Intercreditor Agreement, any such designation shall be sufficient if the relevant designation is set forth in writing, signed on behalf of the Company by an Officer and delivered to the Trustee, the Notes Collateral Agent and the Bank Collateral Agent. For all purposes hereof and the of Intercreditor Agreement, the Company hereby designates the Obligations pursuant to the Credit Agreement as “Lenders Debt.”
          SECTION 1412. Compensation and Indemnification.
          The Notes Collateral Agent shall be entitled to the compensation and indemnification set forth in Section 607 (with the references to the Trustee therein being deemed to refer to the Notes Collateral Agent).
          SECTION 1413. Intercreditor Agreement, Security Agreement and Other Security Documents.
          The Trustee and Notes Collateral Agent is each hereby directed and authorized to execute and deliver the Intercreditor Agreement, the Security Agreement and any other Security Documents in which it is named as a party. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Notes Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under or pursuant to, the Intercreditor Agreement, the Security Agreement or any other Security Documents, the Trustee and Notes Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).
ARTICLE FIFTEEN
RANKING OF NOTE LIENS
          SECTION 1501. Relative Rights.
          Nothing in this Indenture or the Intercreditor Agreement will impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium and interest on such Notes in accordance with their terms or to perform any other obligation of the Company or any Guarantor under this Indenture, the Notes, the Guarantees and any Security Documents.
[Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

RAILAMERICA, INC.
By:	/s/ David Novak
	Name:	David Novak
	Title:	Senior Vice President

RAILAMERICA OPERATIONS SHARED SERVICES, INC.
By:	/s/ Harold Tynes
	Name:	Harold Tynes
	Title:	Vice President and Treasurer

Executing this Agreement on behalf of and so as to bind as a Guarantor each of the persons named under the caption “Guarantors”
By:	/s/ David Novak
	Name:	David Novak
	Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION as Trustee
By:	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION as Notes Collateral Agent
By:	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President

Guarantors

STATE OF
NAME OF COMPANY	INCORPORATION
A. & R. Line, Inc.	Indiana
Alabama & Gulf Coast Railway LLC	Delaware
Arizona & California Railroad Company	Delaware
Bauxite & Northern Railway Company	Arkansas
California Northern Railroad Company	Delaware
Cascade and Columbia River Railroad Company	Delaware
Central Oregon & Pacific Railroad, Inc.	Delaware
Central Railroad Company of Indiana, The	Indiana
Central Railroad Company of Indianapolis	Indiana
Connecticut Southern Railroad, Inc.	Delaware
Dallas, Garland & Northeastern Railroad, Inc.	Texas
Eastern Alabama Railway, Inc.	Alabama
Huron and Eastern Railway Company, Inc.	Michigan
Indiana & Ohio Rail Corp.	Delaware
Indiana & Ohio Railway Company	Delaware
Indiana Southern Railroad, Inc.	Delaware
Kiamichi Railroad Company, L.L.C.	Delaware
Kyle Railroad Company	Kansas
Kyle Railways Inc.	Delaware
Massena Terminal Railroad Company, The	New York
Mid-Michigan Railroad, Inc.	Michigan
Missouri & Northern Arkansas Railroad Company, Inc.	Kansas
New England Central Railroad, Inc.	Delaware
New StatesRail Holdings, Inc.	Delaware
North Carolina & Virginia Railroad Company, Inc.	Virginia
Otter Tail Valley Railroad Company, Inc.	Minnesota
Palm Beach Rail Holding, Inc.	Delaware
Point Comfort & Northern Railway Company	Texas
Puget Sound & Pacific Railroad	Delaware
RailAmerica Operations Shared Services, Inc., f/k/a American Rail Dispatching Center, Inc.	Delaware
RailAmerica Operations Support Group, Inc. f/k/a Rail Operating Support Group, Inc.	Delaware
RailAmerica Contract Switching Services, Inc.	Delaware
RailAmerica Equipment Corp.	Delaware
RailAmerica Intermodal Services, Inc.	Delaware
RailAmerica Transportation Corp.	Delaware
RailTex, Inc.	Texas
Rockdale, Sandow & Southern Railroad Company	Texas
San Diego & Imperial Valley Railroad Company, Inc.	California
San Joaquin Valley Railroad Co.	California
San Pedro Trails, Inc.	Arizona
South Carolina Central Railroad Company, Inc.	South Carolina
South East Rail, Inc.	Delaware
StatesRail II Railroad Corp.	Delaware
StatesRail, Inc.	Delaware
Toledo, Peoria & Western Railway Corp.	Delaware
Ventura County Railroad Company	Delaware

G-1